UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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CALIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIX, INC.
1035 N. McDowell Boulevard
Petaluma, California 94954
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2017
To the Stockholders of Calix, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Calix, Inc. (“Calix”), will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CALX17, on Wednesday, May 17, 2017, at 9:00 a.m. Pacific Daylight Time. The meeting will be online only, and will be held for the following purposes:

1.	To elect two directors to the Calix Board of Directors (“Board”);
2.	To approve the Amended and Restated Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock issuable under the ESPP by 3,000,000;
3.	To approve the 2017 Nonqualified Employee Stock Purchase Plan;
4.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”);
5.	To approve, on a non-binding, advisory basis, the frequency of future advisory votes to approve the compensation of our NEOs;
6.	To ratify the selection of KPMG LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The above items of business are more fully described in the Proxy Statement. Only stockholders who owned Calix common stock at the close of business on March 21, 2017 can vote at this meeting or any adjournments that take place.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 4, 2017 to our stockholders of record as of the close of business on March 21, 2017. We are also providing access to our proxy materials over the Internet beginning on or about April 4, 2017. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and will reduce the environmental impact of the proxy materials.
The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides: the date and time of the virtual Annual Meeting; the matters to be acted upon at the meeting and the Board’s recommendation with regard to each matter; and information on how to attend the virtual Annual Meeting and vote online.
You are cordially invited to attend the virtual Annual Meeting, but whether or not you expect to attend, to ensure that your vote is recorded, you should vote and submit your proxy over the Internet following the voting procedures described in the Notice. In addition, you can vote and submit your proxy online, or if you have requested and received paper copies of proxy materials, over the phone or by signing, dating and returning by mail the proxy card sent to you.

By Order of the Board of Directors
/s/ William J. Atkins
William J. Atkins
Executive Vice President, Chief Financial Officer
Petaluma, California
April 4, 2017

The Notice of Annual Meeting, Proxy Statement and Form of Proxy are being distributed and made available on or about April 4, 2017.

PROXY STATEMENT
FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

CALIX, INC.
1035 N. McDowell Boulevard
Petaluma, California 94954
PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2017
The Board of Directors of Calix, Inc. is soliciting your proxy to vote at the virtual Annual Meeting of Stockholders to be held on May 17, 2017, at 9:00 a.m. Pacific Daylight Time, and any adjournment or postponement of that meeting (“Annual Meeting”). The Annual Meeting will be held via live webcast only at www.virtualshareholdermeeting.com/CALX17.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders of record as of March 21, 2017 (“Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or email may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 4, 2017, we are making this Proxy Statement available on the Internet and are mailing the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail or email this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Calix, Inc. are shares of common stock, $0.025 par value per share (“common stock”), of which there were 49,624,384 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Calix, Inc. as the “Company,” “Calix,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Calix’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.
Our Annual Report to Stockholders, which contains consolidated financial statements for fiscal year 2016, accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that received the Notice can access this Proxy Statement and the Annual Report to Stockholders at the website referred to in the Notice. You also may obtain a copy of our Annual Report on Form 10-K for fiscal year 2016, which was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to our Investor Relations department at the above address. Our Annual Report on Form 10-K and Proxy Statement are also available under “SEC Filings” in the Investor Relations section of our website at investor-relations.calix.com and at the SEC’s web site at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 21, 2017 will be entitled to vote online at the Annual Meeting. At the close of business on March 21, 2017, there were 49,624,384 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on March 21, 2017, your shares were registered directly in your name with Calix’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed below, or if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning by mail the proxy card sent to you.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on March 21, 2017, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also welcome to attend the Annual Meeting and to vote online.
What do I need in order to be able to attend the Annual Meeting online?
Calix will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CALX17. The webcast will start at 9:00 a.m. Pacific Daylight Time. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to be able to participate in the online Annual Meeting, you will need the control number included on your Notice or, if you received a printed copy of the proxy materials, your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions you received from your broker, bank or other agent if you hold your shares in a “street name.” Instructions on how to participate online are also posted online at www.virtualshareholdermeeting.com/CALX17.
What am I being asked to vote on?
You are being asked to vote on:

•	election of two Class I directors to hold office until our 2020 Annual Meeting of Stockholders (Proposal No. 1);

•	approval of the Amended and Restated Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock issuable under the ESPP by 3,000,000 (Proposal No. 2);

•	approval of the 2017 Nonqualified Employee Stock Purchase Plan (“Nonqualified ESPP”) (Proposal No. 3);

•	approval on a non-binding, advisory basis of the compensation of our named executive officers, or NEOs, as disclosed in this Proxy Statement (Proposal No. 4);

•	approval on a non-binding, advisory basis of the frequency of future advisory votes of the compensation of our NEOs, as disclosed in this Proxy Statement (Proposal No. 5); and

•	ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 6).
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How does the Board recommend I vote on the Proposals?
The Board recommends that you vote:

•	FOR each of the Class I director nominees;

•	FOR approval of our ESPP;

•	FOR approval of our Nonqualified ESPP;

•	FOR approval, on a non-binding, advisory basis, of the compensation of our NEOs;

•	A frequency of every “1 year” for future advisory votes to approve the compensation of our NEOs; and

•	FOR ratification of KPMG LLP as our independent registered public accounting firm.

How do I vote?
For election of directors, you may either vote “For” the two nominees or you may “Withhold” your vote for all or for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in any of the following manners:

•
To vote during the Annual Meeting, follow the online instructions provided on the Notice of Internet Availability of Proxy Materials to login to www.virtualshareholdermeeting.com/CALX17 to cast your vote.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials.

•
To vote by phone, call the toll free number found on the proxy card you request and receive by mail or email, which you can request by following the instructions provided on the Notice of Internet Availability of Proxy Materials.

•
To vote by mail, complete, sign and date the proxy card you request and receive by mail or email, and return it promptly by mail. As long as we receive your signed proxy card, or your vote by Internet or phone, by 11:59 p.m. Eastern Daylight Time on May 16, 2017, we will vote your shares as you direct.

•
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy, phone or the Internet to ensure that your vote is counted. Even if you have submitted a proxy or voted by phone or the Internet before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy or vote will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the voting instruction card to ensure that your vote is counted. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. You may also vote online at the Annual Meeting.
Who counts the votes?
Broadridge Financial Solutions, Inc., or Broadridge, has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in a “street name”) returns one proxy card to Broadridge on behalf of all its clients.
What is the required vote and how are votes counted?
A majority of the outstanding shares of common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.
With respect to Proposal No. 1, the election of directors, directors will be elected by a plurality of the votes cast, which means that the two nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect with regard to this proposal, because approval of a percentage of shares present or outstanding is not required for this proposal.
With respect to Proposals No. 2, 3, 4 and 6, the affirmative vote of the holders of a majority in voting power of the shares of common stock present or by proxy and entitled to vote on the proposal is required for approval. Abstentions have the same effect as a vote against these proposals.
With respect to Proposal No. 5, the applicable “1 year,” “2 years” or “3 years” option must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on this proposal. However, if none of the frequency alternatives receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions will not have any effect on the vote on this proposal.
Because your votes on Proposal No. 4 and 5 are advisory, they will not be binding on us, our Board or our Compensation Committee. However, we value our stockholders’ views on the effectiveness of our executive compensation program and our Board and Compensation Committee will consider the advisory vote of our stockholders when making future decisions about executive compensation.
Under the New York Stock Exchange (“NYSE”) rules, brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is considered “non-routine,” a broker who has received no instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present, but would not be counted in determining the number of votes present for the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.
Under NYSE rules, Proposals No. 1 through No. 5 are non-routine matters while Proposal No. 6 is a routine matter. Because brokers cannot vote uninstructed shares on behalf of their customers for non-routine matters, it is important that stockholders vote their shares.
Broadridge will separately count “For” and “Withhold” votes with respect to Proposal No. 1, “For” and “Against” votes and abstentions, with respect to Proposal Nos. 2, 3, 4 and 5, and “For” and “Against” votes, abstentions and broker non-votes with respect to Proposal No. 6.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 21, 2017.
What if I return a proxy card but do not make specific choices?
If you have properly requested and received a proxy card by mail or email, and we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” Proposals No. 2, 3, 4 and 6 and a frequency of every “1 year” for Proposal No. 5. If any other matter is properly presented at the Annual Meeting, the individuals named as proxy holders on your proxy card will vote your shares in the manner recommended by the Board on all proposals presented in this Proxy Statement and as they may determine in their best judgment as to any other matters properly presented for vote at the Annual Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
In addition, we have engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $15,000, plus reasonable out-of-pocket expenses.
What does it mean if I receive more than one Notice of Internet Availability of Materials or set of materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on the Internet on all of the Notices of Internet Availability of Proxy Materials or proxy cards you receive via mail or email upon your request, which includes voting over the Internet, phone or by signing and returning all of the proxy cards you request and receive.
Can I change my vote after submitting my proxy or voting on the Internet or by phone?
Yes. You can revoke your proxy or prior vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or prior vote in any one of three ways:

•	You may submit another properly completed proxy with a later date or submit a new vote on the Internet or by phone using the same instructions followed when you submitted your prior vote.

•	You may send a written notice that you are revoking your proxy to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954.

•	You may attend the Annual Meeting and vote online. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented for vote at the Annual Meeting and you are not attending the meeting in person but have voted by proxy, the individuals named as proxy holder on your proxy card will vote your shares as they may determine in their best judgment.

When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 5, 2017, to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954. If you wish to submit a proposal that is not to be included in next year’s proxy materials under the SEC’s shareholder proposal procedures or nominate a director, you must do so between January 17, 2018 and February 16, 2018; provided that if the date of the annual meeting is earlier than April 17, 2018 or later than July 16, 2018, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 49,624,384 shares outstanding and entitled to vote. Accordingly, 24,812,193 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy vote or vote online at the Annual Meeting. Abstentions and broker non-votes also will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
As of April 4, 2017, the date this Proxy Statement is made available, the Board consists of nine directors, divided into the three following classes:

•	Class I directors: Kevin DeNuccio, Michael Matthews and Thomas Pardun, whose current terms will expire at the annual meeting of stockholders to be held in 2017;

•	Class II directors: Christopher Bowick, Michael Flynn, Kevin Peters and Carl Russo, whose current terms will expire at the annual meeting of stockholders to be held in 2018; and

•	Class III directors: Michael Everett and Don Listwin, whose current terms will expire at the annual meeting of stockholders to be held in 2019.
At a regularly scheduled meeting in March 2017, our Board of directors adopted a resolution to move Mr. Russo from the Class II directors class to the Class III directors class in order to achieve a more equal balance of members among the director classes, with such move to be effective immediately following the 2017 Annual Meeting. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Our Nominating and Corporate Governance Committee recommended, and the Board approved, Kevin DeNuccio and Michael Matthews as nominees for election to the Board at the 2017 Annual Meeting. Each of Messrs. DeNuccio and Matthews has been nominated to serve as a Class I director, and has agreed to stand for reelection. Mr. Pardun, one of our Class I directors, notified us of his decision to retire from the Board effective following the 2017 Annual Meeting and, therefore, will not be standing for reelection at the 2017 Annual Meeting. Each director to be elected will hold office from the date of such director’s election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two Class I director nominees named above. In addition, our Nominating and Corporate Governance Committee has recommended, and our Board has approved, that the number of directors of our Board will automatically be reduced to eight immediately following the 2017 Annual Meeting.
The Board expects each of the nominees to be available for election to the Board at the 2017 Annual Meeting. In the event that any nominee should be unable to serve or for good cause will not serve, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
Our Director Nominees and Board of Directors
At least annually our Nominating and Corporate Governance Committee reviews the skills and characteristics of directors and the mix of skills and experience and diversity of the Board in the context of our business strategy, growth initiatives and our customers and target market, our business and operating requirements and the long-term interests of our stockholders. In doing so, the Nominating and Corporate Governance Committee seeks a board composition that can best perpetuate the success of the business and represent stockholder interests. The Committee also considers the tenure of our directors and seeks to maintain a balance of longer tenured directors with deep institutional knowledge and newer directors who bring new perspectives to the Board. See further discussion under “Board Committees — Nominating and Corporate Governance Committee” below regarding the Committee’s evaluation and selection of director nominees.
The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. Biographical information describing the qualifications and relevant experience, skills and attributes of our Class I nominees and our other current directors who will continue in office after the Annual Meeting is as of April 4, 2017.

Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Kevin DeNuccio
Independent director Age: 57 Director since 2012 Calix Board committees: None Other current directorships: • Violin Memory, Inc. • GroundCntrl, Inc. (private) • Juniper Networks, Inc. • SevOne, Inc. (private)
Mr. DeNuccio brings to our Board over 25 years of leadership and governance experience at communications technology companies and service providers worldwide. Since February 2014 he has served as president, chief executive officer and a member of the board of directors of Violin Memory, Inc., a publicly-held data storage company, which filed a voluntary petition for Chapter 11 bankruptcy protection in December 2016 and subsequently announced an acquisition bid by a unit of Soros Fund Management LLC that has been approved by the U.S. bankruptcy court.

Mr. DeNuccio served as chief executive officer of Metaswitch Networks, a telecommunications hardware and software company, from February 2010 until June 2012. From January 2007 until the present, Mr. DeNuccio has also worked as a private equity investor, both individually and through Wild West Capital, LLC, which he co-founded in July 2012. Mr. DeNuccio served as chief executive officer of Redback Networks from August 2001 until its acquisition by Ericsson in January 2007. From 1995 to 2001, he held a number of executive positions at Cisco Systems, including senior vice president of worldwide service provider operations. Prior to joining Cisco, Mr. DeNuccio was founder, president, and chief executive officer of Bell Atlantic Network Integration, a wholly owned subsidiary of Bell Atlantic (now Verizon Communications). He has also held senior management positions at both Unisys Corporation and Wang Laboratories network integration and worldwide channel partner businesses. Mr. DeNuccio previously served on numerous public and private boards of directors, including Sandisk, Redback and JDS Uniphase Corporation, each a publicly-held company.

Mr. DeNuccio has a Master of Business Administration from Columbia University and a Bachelor’s degree in Finance from Northeastern University, and currently serves on the board of Northeastern University.

Michael Matthews
Independent director Age: 60 Director since 2010 Calix Board committees: Audit Other current directorships: • MobileAware USA (private) • Innovolt, Inc. (private)
Mr. Matthews is a marketing and business strategy executive with significant exposure to the telecommunications industry and to global markets. Mr. Matthews brings to our Board over 30 years of experience in the technology industry, and a strong background in telecommunications, software, technology and innovation. Mr. Matthews currently serves as an advisor to the TMForum, a global trade association with over 900 member companies including communication service providers, digital service providers and enterprises. Since January 2016, Mr. Matthews has served as chief executive officer and chairman of MobileAware USA, a privately-held technology company.

From January 2012 through September 2013, Mr. Matthews served as chief corporate development officer for the information technology company AGT International GMBH, responsible for AGT’s research and development, new business ventures and marketing. From September 2008 to December 2011, Mr. Matthews served as head of strategy and business development at Nokia Siemens Networks, a telecommunications company, where he directed the company’s strategic planning and investments, mergers and acquisitions program and strategic alliances and partnerships. From February 2003 to January 2008, Mr. Matthews served as chief marketing officer at Amdocs Inc. From September 1999 to March 2002 he served as the executive vice president, sales and marketing, at Groove Networks, a privately held software company which was acquired by Microsoft Corporation. Prior to this, he served in leadership positions across technology companies in the United States and Australia such as Platinum Technology, Inc. a database management software company which was acquired by Computer Associates, Inc., Sterling Software, a software company which was acquired by Computer Associates, Inc., and Digital Equipment Corporation, which was acquired by Compaq Computer Corporation.

Mr. Matthews has a degree in Civil Engineering from the University of Queensland, Australia.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

Christopher Bowick
Independent director Age: 61 Director since 2014 Calix Board committees: Compensation Other current directorships: • Minerva Networks (private) • ComSonics, Inc. (private)
Mr. Bowick brings to our Board extensive experience in advising and managing companies in the technology and telecommunications industries. Mr. Bowick is principal of The Bowick Group, LLC, where he provides technology, product, business and executive-development advice and counsel to clients in the cable television and telecommunications industries.

From 1998 until his retirement in 2009, Mr. Bowick held various positions at Cox Communications. Mr. Bowick joined Cox in 1998 as vice president, technology development, and was named senior vice president of engineering & chief technical officer in 2000.  Mr. Bowick retired as chief technology officer of Cox Communications in June of 2009. At Cox, Mr. Bowick was responsible for strategic technology planning, day-to-day technical operations and the development and deployment of technology solutions for the company’s video, voice, high speed data and wireless products, including the development and deployment of telecommunications services, such as circuit-switched telephone, voice over IP, high-speed data, digital video, HDTV, video-on-demand and interactive television. Mr. Bowick was also responsible for network engineering and network operations for Cox’s nation-wide network infrastructure including its national backbone, Metropolitan Area Networks and HFC networks. Prior to joining Cox, Mr. Bowick served as group vice president/technology & chief technical officer for Jones Intercable, Inc., while simultaneously serving as president of Jones Futurex, a designer and manufacturer of triple DES, PC-based hardware encryption devices and provider of contract manufacturing services. Prior to Jones, Mr. Bowick served as vice president of engineering for Scientific Atlanta’s Transmission Systems Business Division, and as a design engineer for Rockwell International, Collins Avionics Division.

Mr. Bowick holds a Master of Business Administration from the University of Colorado and a Bachelor of Science in Electrical Engineering from the Georgia Institute of Technology.

Michael Flynn	Compensation Committee Chair
Independent director

Age: 68
Director since 2004

Calix Board committees:
Compensation (Chair)
Nominating & Corporate Governance

Other current directorships:
• Airspan Networks, Inc.
• Atlantic Tel-Networks (member of audit and compensation committees)

Mr. Flynn brings to our Board extensive experience in advising and managing companies in the technology and telecommunications industries. He also has expertise in public company corporate governance.

From June 1994 until his retirement in April 2004, Mr. Flynn served in various capacities at Alltel Corporation, a telecommunications provider. His most recent position at Alltel Corporation was group president. Mr. Flynn is owner and president of Deli Planet Inc., a privately-held company. Mr. Flynn formerly served on the board of directors and as chairman of the compensation committee of iLinc, and on the board of directors, audit committee and compensation committee of WebEx Communications, Inc., each a publicly-held company. Mr. Flynn also formerly served on the board of directors and as chairman of the compensation committee of GENBAND Inc., a privately-held company.

Mr. Flynn holds a Bachelor of Science in Industrial Engineering from Texas A&M University.

Kevin Peters
Independent director Age: 53 Director since 2014 Calix Board committees: Nominating & Corporate Governance Other current directorships: • MobileAware USA (private) • UniTek Global Services, Inc. (private)
Mr. Peters brings to our Board a wealth of leadership experience gained over the course of a 28-year career with AT&T, one of world’s largest communications companies.

Mr. Peters formerly served as executive vice president, global customer service for AT&T, Inc., from 2012 until his retirement in 2014. Mr. Peters joined AT&T in 1986, and held various functional roles, including in IT, sales, engineering and finance until 2000. Mr. Peters then served as vice president, local network planning and project management in 2001. During his subsequent career at AT&T, Mr. Peters served in the following capacities: senior vice president, network engineering (2003-2004); senior vice president, global network technology program management, AT&T Labs (2005); senior vice president-enterprise systems and software engineering (2006); executive vice president, global network operations (2006-2009); and chief marketing officer, business (2010-2011). Since retiring, Kevin has provided advisory services to a number of companies, including Accenture and J&L Group. Mr. Peters currently volunteers and serves on the board of directors of the Crandon Lakes Country Club and the Yogi Berra Museum and Learning Center; and serves on the advisory board of each of the Howe School of Business, Stevens Institute of Technology, Cartesian and NetNumber.

Mr. Peters holds a Master of Business Administration with honors (Beta Gamma Sigma) from Columbia University, a Master of Science in Telecommunications Engineering from Stevens Institute of Technology and a Bachelor of Science in Psychology from Fairfield University, and attended the Harvard University Advanced Management Program.

Carl Russo	President & Chief Executive Officer
Director Age: 60 Director since 1999 Calix Board committees: None Other current directorships: None
Mr. Russo has served as Calix’s president and chief executive officer since December 2002. As Calix’s president and chief executive officer, Mr. Russo brings expertise and knowledge regarding our business and operations to Calix’s board of directors. He also brings to the Board an extensive background in the telecommunications and networking technology industries.

From November 1999 to May 2002, Mr. Russo served as vice president of optical strategy and group vice president of optical networking of Cisco Systems, Inc. From April 1998 to October 1999, Mr. Russo served as president and chief executive officer of Cerent Corporation, which was acquired by Cisco. From April 1995 to April 1998, Mr. Russo served in various capacities, including as chief operating officer, at Xircom, Inc., which was acquired by Intel Corporation. Previously, Mr. Russo served as senior vice president and general manager for the hyperchannel networking group of Network Systems Corporation and as vice president and general manager of the data networking products division of AT&T Paradyne Corporation. Mr. Russo served on the board of directors of Vital Network Services, Inc., a privately-held company delivering network lifecycle services, and Xirrus, Inc., a privately-held company providing products that enable high-performance wireless networks.

Mr. Russo attended Swarthmore College and previously served on its board of managers.

Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

Michael Everett	Audit Committee Chair
Independent Director Age: 68 Director since 2007 Calix Board committees: Audit (Chair) Other current directorships: None
Mr. Everett brings to our Board his background as a lawyer as well as over 30 years of experience in senior management and financial operations at communications technology companies. Mr. Everett is licensed to practice law in California and in New York and was named chief financial officer of the year by San Francisco Business Times in 2007.

From May 2007 until his retirement in December 2008, Mr. Everett served as vice president of finance at Cisco Systems, Inc. From April 2003 to May 2007, Mr. Everett was chief financial officer of WebEx Communications, Inc., a web collaboration service provider that was acquired by Cisco. From 2001 to 2003, Mr. Everett served as chief financial officer of Bivio Networks, Inc., a network appliance company. In 2001, Mr. Everett served as chief financial officer of VMware, Inc., an infrastructure software company. From February 1997 to November 2000, Mr. Everett served as executive vice president and chief financial officer of Netro Corporation. Mr. Everett served in several senior management positions at Raychem Corporation from 1987 through 1996, including senior vice president and chief financial officer from August 1988 to August 1993. Before joining Raychem Corporation, Mr. Everett served as a partner in the law firm of Heller, Ehrman, White & McAuliffe LLC. He currently serves on the board of trustees and as treasurer of the Santa Fe Chamber Music Festival, and on its endowment foundation board. Mr. Everett also formerly served on the board of directors and as chairman of the audit committee of Smart Focus, Ltd., a privately-held marketing analytics company, and on the board of directors of Broncus Technologies, Inc., a privately-held medical technology company, including as chairman of the audit committee and member of the compensation committee.

Mr. Everett holds a Juris Doctor from the University of Pennsylvania Law School and a Bachelor of Arts in History from Dartmouth College.

Don Listwin	Chairman of the Board Nominating & Corporate Governance Committee Chair
Independent Director

Age: 58
Director since 2007

Calix Board committees:
Compensation
Nominating & Corporate Governance (Chair)

Other current directorships:
• Robin Systems, Inc. (private)
• D-Wave Systems, Inc. (private)
• Teradici Corporation (private)

Mr. Listwin has served as chairman of our Board since July 2007. Mr. Listwin brings over 30 years of experience in the networking industry to our Board.

Mr. Listwin founded BelizeKIDS.org in 2016, a non-profit organization focused on helping children in Belize, and Canary Foundation in 2004, a non-profit organization devoted to the early detection of cancer, and has served on the board of directors of both organizations since their inception. From January 2008 to January 2009, Mr. Listwin served as chief executive officer of Sana Security, Inc., a security software company, which was acquired by AVG Technologies. From September 2000 to October 2004, Mr. Listwin served as chief executive officer of Openwave Systems Inc., a leader in mobile internet infrastructure software. From August 1990 to September 2000, he served in various capacities at Cisco, most recently as executive vice president. Mr. Listwin formerly served on the board of directors of Violin Memory, Inc., Isilon Systems, Inc., Openwave Systems Inc. (now known as Unwired Planet, Inc.), TIBCO Software Inc., Redback Networks, Inc. and E-Tek Dynamics Inc., each a publicly-held company. Mr. Listwin also previously served as a member of the board of scientific advisors of the National Cancer Institute.

Mr. Listwin holds an honorary Doctorate of Law from the University of Saskatchewan and a Bachelor of Science in Electrical Engineering from the University of Saskatchewan.

There are no family relationships among any director, director nominees or executive officers of Calix.

Our Executive Officers
The following is biographical information for our executive officers who were not discussed above.

Name	Age	Position(s)
William Atkins (1)	55	Executive Vice President and Chief Financial Officer
Michael Weening	48	Executive Vice President, Sales and Marketing
Gregory Billings	49	Senior Vice President, Services
(1) On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017.
William Atkins has served as Calix’s executive vice president and chief financial officer since February 10, 2014. Prior to Calix, Mr. Atkins was a senior partner at Fairfax Media Partners, LLC, a Washington D.C. area investment and advisory firm. From January 2007 until February 2009, Mr. Atkins served as chief financial officer of Rivada Networks International, LLC, a provider of mobile emergency communications equipment and services for the homeland security and public safety sectors. Previously, Mr. Atkins served as executive vice president and chief financial officer of Intelsat, Ltd., the world’s largest fixed satellite telecommunications services operator. Before joining Intelsat, Mr. Atkins held various positions at Morgan Stanley, including head of European telecommunications corporate finance and head of European corporate finance execution. Prior to Morgan Stanley, he co-founded the telecommunications investment banking practice at S.G. Warburg. Mr. Atkins has a Bachelor of Arts (with distinction) and Master of Arts from Stanford University.
Michael Weening has served as Calix’s executive vice president of sales and marketing since June 27, 2016. Prior to joining Calix, Mr. Weening held various executive leadership roles at Salesforce.com. From August 2014 until June 2016, Mr. Weening served as senior vice president of global customer success and services at SalesForce.com, and from May 2012 until August 2014 as senior vice president of customer and sales growth in Japan and Asia Pacific at SalesForce.com. From May 2009 until May 2012, Mr. Weening served as vice president of business sales at Bell Mobility in Canada. Prior to joining Bell Mobility, Mr. Weening also held various sales leadership roles at Microsoft Corporation in Canada and the United Kingdom. Mr. Weening holds a Bachelor of Arts in Business Administration from Brock University.
Gregory Billings has served as Calix’s senior vice president of services since December 19, 2016. From October 2014 until December 2016, Mr. Billings served as vice president of global professional services and solutions at Zebra Technologies, Inc., where Mr. Billings led the post-acquisition integration and growth of the enterprise business of Motorola Solutions, Inc. From December 2011 until October 2014, Mr. Billings served as vice president of global services and solutions at Motorola Solutions. Mr. Billings has also served as vice president and general manager of the global professional services and solutions business of Avaya, Inc., division president and general manager of the customer management product business unit at Amdocs, and as a vice president at Ernst & Young’s Telecom, Media & Entertainment Consulting Practice (acquired by Cap Gemini SA). Mr. Billings holds a Bachelor of Arts in Economics and Political Science from The Colorado College.
Independence of the Board
The NYSE prescribes independence standards for listed companies. These standards require a majority of the Board to be independent. They also require each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship with any entity employing a director or on which the director currently serves as a member of the board.
After review of all relevant transactions or relationships between each director, or any of his immediate family members, and Calix, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Calix’s current directors are independent directors within the meaning of the applicable NYSE standards, except for Mr. Russo, Calix’s current president and chief executive officer. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the NYSE standards.

PROPOSAL NO. 2
APPROVAL OF THE CALIX, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve the Calix, Inc. Amended and Restated Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan, or ESPP, by 3,000,000 shares. This would increase the total shares authorized for issuance under the ESPP from 4,300,000 shares to 7,300,000 shares. Our Board, upon recommendation of the Compensation Committee, approved the increase by 3,000,000 shares of the shares authorized for issuance effective as of March 30, 2017, subject to stockholder approval prior to any exercise of purchase rights under the ESPP as to such shares.
The purpose of the ESPP is to provide our employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in our success and to align employee interests to those of our stockholders. We believe that the ESPP is an important component of the benefits package that we offer to our employees, and is a key factor in attracting, recruiting and retaining talented and high caliber employees in a competitive market and to incentivize employee performance aligned with our business strategy and growth initiatives.
Under the ESPP, eligible employees purchase our common stock through accumulated payroll deductions. All eligible employees of the Company (or of any subsidiary) shall have equal rights and privileges under the ESPP. The ESPP intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
A copy of the proposed amended and restated ESPP is included as Appendix A to this Proxy Statement.
The current purchase periods under the ESPP, as set by the Compensation Committee of our Board, provide for six-month purchase periods commencing May 15 and November 15 of each year. If approved by our stockholders, the ESPP will go into effect for the six-month purchase period commencing May 15 with an exercise date of November 14, 2017.
Our stockholders last approved an increase in the shares authorized for issuance under the ESPP in May 2012 which increased the shares available for issuance under the ESPP to 4,300,000. As of March 21, 2017, a total of 4,180,772 shares have been purchased under the ESPP since its inception in July 2010.
Summary of the ESPP
The principal features of the ESPP are summarized below. The following summary of the ESPP is not a complete description of all the provisions of the ESPP, and is qualified in its entirety by reference to the complete text of the ESPP, which has been filed with the SEC as Appendix A to this Proxy Statement. Any stockholder who wishes to obtain a copy of the ESPP may do so by written request to the Calix’s Corporate Secretary at our principal executive offices.
Administration. Our Board has appointed our Compensation Committee to serve as the administrator of the ESPP. The ESPP administrator has final authority for interpretation of any provisions of the ESPP or of any right to purchase stock granted under the ESPP. The Plan administrator may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights under it is conclusive and binding on all persons. We bear all expenses and liabilities incurred by the ESPP administrator.
Offerings. The ESPP provides for the grant to employees of rights to purchase shares of the Company’s common stock at reduced prices through payroll deductions. “Purchase Periods” are six-month periods that are set as November 15 through May 14 and May 15 through November 14 of each year, unless otherwise determined by our Compensation Committee as administrator of the ESPP. However, in no event may a Purchase Period be longer than 27 months in length.
Shares Available Under ESPP. Under the proposed Amended and Restated ESPP, the maximum number of our shares of common stock which will be authorized for sale under the ESPP is 7,300,000, an increase of 3,000,000 shares from the share reserve last approved by our stockholders in May 2012. The shares made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.
 Eligibility and Enrollment. Any employee of the Company (and such present or future subsidiaries of the Company as our Board may designate) who (i) is customarily employed more than twenty hours a week; (ii) is customarily employed more than five months per calendar year and (iii) who is an employee at the commencement of a Purchase Period is eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. In addition, no employee is permitted to participate if the rights of the employee to purchase common stock of the Company under the ESPP and any other qualified employee stock purchase plans would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Eligible employees become participants in the ESPP by executing a participation agreement and filing it with the Company’s stock administrator. By enrolling in the ESPP, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each Purchase Period for which the participant is enrolled. No participant will be eligible to purchase more than 2,000 shares of stock within any Purchase Period. Termination of a participant’s status as an eligible employee for any reason, including death, is treated as an automatic withdrawal from the ESPP.

As of March 21, 2017, three current executive officers and approximately 840 current non-executive officer employees in the U.S. and Canada would be eligible to participate in the ESPP. Mr. Russo is not eligible to participate in the ESPP based on his total share holdings of Calix common stock. In addition, consultants and non-employee directors are not eligible to participate in the ESPP.
Payroll Deductions. The payroll deductions made for each participant may be not less than 1% nor more than 15% of a participant’s base salary compensation. Compensation is defined in the ESPP. Payroll deductions commence with the first paycheck issued during the Purchase Period for which the participant is enrolled and are deducted from subsequent paychecks throughout the Purchase Period unless changed or terminated as provided in the ESPP. The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account. No interest accrues to the money held in the account pending purchase of shares of common stock.
Exercise Date; Purchase of Stock. The “Exercise Date” of each Purchase Period occurs on the last trading day of each Purchase Period. On the Exercise Date, each participant’s accumulated payroll deductions are applied to the purchase of whole shares of common stock at a purchase price which is the lower of 85% of the fair market value per share of the common stock on the first trading day or on the last trading day of the applicable Purchase Period. The fair market value of the common stock on a given date is defined as the closing price on that day as reported by the NYSE. As of March 21, 2017, the closing price of our common stock on the New York Stock Exchange was $6.95 per share.
A participant may cancel his or her payroll deduction authorization at any time at least seven days before the last day of the Purchase Period. Upon cancellation, the participant’s account balance will be refunded in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization once during any Purchase Period. If a participant wishes to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage no later than five days before commencement of the Purchase Period for which such change is to be effective.
Unless a participant has previously canceled his or her participation in the ESPP in accordance with the terms of the ESPP, the participant will be deemed to have exercised his or her purchase right in full as of each Exercise Date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations listed above.
 A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights or interest, including purchase rights, under the ESPP, and during a participant’s lifetime, purchase rights under the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
Adjustments upon Changes in Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase pursuant under the ESPP and the maximum number of shares which a participant may elect to purchase in any single Purchase Period.
If there is a proposal to dissolve or liquidate the Company, then the ESPP will terminate, and any amounts that a participant has paid towards the purchase of common stock under the ESPP will be refunded without interest. If the Company undergoes a merger with or into another corporation or sale of all or substantially all of our assets, each outstanding Purchase Period will be assumed or an equivalent Purchase Period substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding Purchase Period, then the outstanding Purchase Period will be shortened by setting a new Exercise Date to take place before the date of the proposed sale or merger. We will notify each participant in writing at least five days prior to any such new Exercise Date.
Amendment and Termination. Our Board may amend, suspend or terminate the ESPP at any time. The ESPP shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the ESPP shall have been sold pursuant to purchase rights exercised under the ESPP. However, the Board may not amend the ESPP without obtaining stockholder approval within 12 months before or after such amendment to the extent required by applicable laws.
Federal Income Tax Consequences
Generally, no federal income tax consequences will arise at the time an employee purchases shares of common stock under the ESPP. If an employee disposes of shares purchased under the ESPP less than one year after the shares are purchased or within two years of the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the shares of common stock at the time of purchase and the amount paid by the employee for the shares. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.
If an employee does not dispose of the shares of common stock purchased under the ESPP until at least one year after the shares are purchased and at least two years after the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the shares of common stock on the enrollment date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.
We generally will not be entitled to a tax deduction with respect to the shares of common stock purchased by an employee under the ESPP, unless the employee disposes of the shares less than one year after the shares are transferred to the employee or less than two years after the enrollment date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee.
New Plan Benefits
The increase in shares authorized for issuance under the proposed amended and restated ESPP applies to future Purchase Periods under the ESPP, starting with the Purchase Period commencing May 15, 2017 and closing with an Exercise Date of November 14, 2017. The number of shares of common stock that may be purchased under the ESPP is dependent upon the stock’s market value on the first and last day of each future Purchase Period, the voluntary election by each eligible employee to participate and the amount of each participant has elected to apply to a Purchase Period, and is not currently determinable. The following table states the amounts which were received by each of the named individuals and groups under our ESPP for our last completed fiscal year, and the number of shares of common stock purchased under the ESPP from its inception through March 21, 2017.

Amended and Restated ESPP

Name and Position	Dollar Value of Shares Purchased in 2016 ($)(1)	Number of Shares Purchased in 2016	Number of Shares Purchased from Inception through March 21, 2017
Carl Russo (2) President and Chief Executive Officer	—	—	—
William Atkins Executive Vice President and Chief Financial Officer	26,360	4,000	7,758
Michael Weening Executive Vice President, Sales and Marketing	—	—	—
Greg Billings (3) Senior Vice President, Services	—	—	—
Executive Group	26,360	4,000	7,758
Non-Executive Director Group (4)	—	—	—
Non-Executive Officer Employee Group	6,620,977	1,005,911	3,145,401

(1)	Represents fair market value at date of purchase. The average purchase price of the shares was $5.60.
(2)	Mr. Russo is not eligible to participate in the ESPP based on his total share holdings of Calix common stock.
(3)	Mr. Billings joined Calix in December 2016 and was not eligible to participate in our ESPP for our fiscal year ended December 31, 2016.
(4)	Non-executive directors are not eligible to participate in the ESPP.
To be approved, this proposal must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CALIX, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DISCUSSED ABOVE.

PROPOSAL NO. 3
APPROVAL OF THE CALIX, INC. 2017 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve the Calix, Inc. 2017 Nonqualified Employee Stock Purchase Plan or “Nonqualified ESPP.” Our Board, upon recommendation of the Compensation Committee, adopted the Nonqualified ESPP on March 30, 2017, subject to stockholder approval. The Nonqualified ESPP will be effective on the date of the Annual Meeting, subject to approval by our stockholders. The Nonqualified ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
The purpose of the Nonqualified ESPP is to assist our employees, excluding our executive officers and members of senior management, in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to help them provide for their future security and to encourage them to remain in the employment of the Company. We believe that the Nonqualified ESPP will align employee interests with that of our stockholders and will serve as a key recruiting and retention tool in a competitive market.
We have attempted, in the design of some of the terms of the Nonqualified ESPP, to balance considerations of recruiting and retention in a competitive labor market with the costs to our stockholders and the accounting expense to the Company. We obtained and reviewed an independent consultant’s analyses of the potential dilution to stockholders over the term of the Nonqualified ESPP and potential expense. Based on that information, 1) we have set the number of shares contained in this proposal, 1,000,000, such that the aggregate number of shares being requested under this proposal and the Qualified ESPP proposal at the Annual Meeting is, we believe, reasonable under the standards of many institutional investors; and 2) we have also set limits on the number of shares that can be acquired in an offering period (500,000) and on the accounting expense to be incurred by the Company of $3,000,000 per offering period, or $6,000,000 per year, which will similarly serve to limit dilution to stockholders. In addition, shares acquired under the Nonqualified ESPP are required to be held for a period of one year from the Exercise Date. We seek, through the design of the Nonqualified ESPP, to offer a vehicle through which employees can continue to acquire an ownership interest in the Company on favorable terms and be aligned with stockholders by acquiring equity, while also being mindful of dilution and expense.
If approved by our stockholders, the Nonqualified ESPP will go into effect for the Offering Period commencing on July 1, 2017 and ending on December 31, 2017.
A copy of the proposed Nonqualified ESPP is included as Appendix B to this Proxy Statement.
Summary of the Nonqualified ESPP
The principal features of the Nonqualified ESPP are summarized below. The following summary of the Nonqualified ESPP is not a complete description of all the provisions of the Nonqualified ESPP and is qualified in its entirety by reference to the complete text of the Nonqualified ESPP, which has been filed with the SEC as Appendix B to this Proxy Statement. Any stockholder who wishes to obtain a copy of the Nonqualified ESPP may do so by written request to the Calix’s Corporate Secretary at our principal executive offices.
Administration. The Nonqualified ESPP will be administered by our Compensation Committee, which, unless otherwise determined by the Board, will consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the applicable exchange rules. The plan administrator has broad authority to construe the Nonqualified ESPP and to make determinations with respect to the terms and conditions of each offering period under the Nonqualified ESPP, awards, designated subsidiaries and other matters pertaining to plan administration.
Shares Available Under the Nonqualified ESPP. Under the Nonqualified ESPP, the maximum number of our shares of common stock which will be authorized for issuance is 1,000,000. The shares available for issuance under the Nonqualified ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the Nonqualified ESPP.
Offerings. Under the Nonqualified ESPP, employees have the right to acquire shares of our common stock through payroll deductions accumulated over an Offering Period. “Offering Periods” are approximately six-month periods that are set as January 1 through June 30 and July 1 through December 31 of each year, unless otherwise determined by our Compensation Committee as administrator of the Nonqualified ESPP.
 Eligibility and Enrollment. Any employee of the Company (and such present or future subsidiaries of the Company as our Board may designate) who (i) is customarily employed more than twenty hours a week; (ii) is customarily employed more than five months per calendar year and (iii) who is an employee at the commencement of an Offering Period is eligible to participate in the Nonqualified ESPP. However, the following employees are ineligible to participate in the Nonqualified ESPP: our Chief Executive Officer, each employee who reports directly to our Chief Executive Officer, employees that are at the vice president level or above, and other employees that are members of senior management as identified by the Administrator.
By enrolling in the Nonqualified ESPP, a participant is deemed to have elected to (a) purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each Offering Period for which the participant is enrolled and (b) acquire an equal number of Restricted Shares. Restricted Shares are subject to a risk of forfeiture in the event the participant ceases to be employed prior to the first anniversary of the date the shares are acquired. If a participant ceases to be an eligible employee for any reason during an Offering Period, he or she will be deemed to have elected to withdraw from the Nonqualified ESPP and any amounts credited to the participant’s account will be returned to the participant or the participant’s beneficiary in the event of his or her death. If a participant ceases to be employed during the one year period following an Offering Period, he or she will retain each purchased share but each Restricted Share will be forfeited.
As of March 21, 2017, approximately 780 employees in the U.S. and Canada would have been eligible to participate in the Nonqualified ESPP. None of our executive officers are eligible to participate in the Nonqualified ESPP. In addition, consultants and non-employee directors are not eligible to participate in the Nonqualified ESPP.
Payroll Deductions. The payroll deductions made for each participant may be not less than 1% nor more than 25% of a participant’s compensation. Compensation is defined in the Nonqualified ESPP and generally includes cash remuneration that would be reported as income for federal income tax purposes (but excludes bonus payments). A participant may decrease (but not increase) his or her payroll deduction authorization once during any Offering Period. If a participant wishes to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Offering Period by submitting a new election.
Exercise Date; Purchase of Stock. The “Exercise Date” of each Offering Period occurs on the last trading day of each Offering Period. On the Exercise Date, accumulated payroll deductions for each participant will be used to (i) purchase whole shares of common stock at a purchase price equal to the closing trading price of our common stock on the Exercise Date (the “Purchased Shares”) and (ii) acquire an equal number of shares of our common stock that are subject to a risk of forfeiture in the event the participant terminates employment within the one year period immediately following the Exercise Date (the “Restricted Shares”). On March 21, 2017, the closing price of our common stock on the NYSE was $6.95 per share.
A participant may cancel his or her payroll deduction authorization and elect to withdraw from the Nonqualified ESPP by delivering written notice of such election to the Company. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her Nonqualified ESPP account and withdraw from the Nonqualified ESPP or have the balance of his or her account applied to the purchase of Purchased Shares and acquisition of Restricted Shares for the Offering Period in which his or her cancellation is effective (with any remaining Nonqualified ESPP account balance returned to the participant). A participant who ceases contributions to the Nonqualified ESPP during any Offering Period shall not be permitted resume contributions to the Nonqualified ESPP during the same Offering Period.
Unless a participant has previously canceled his or her participation in the Nonqualified ESPP in accordance with the terms of the Nonqualified ESPP, the participant will be deemed to have exercised his or her option to purchase and acquire shares in full as of each Exercise Date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the purchase price and acquire an equal number of Restricted Shares, subject to the following limitations (the “Offering Period Limits”): No more than an aggregate of 500,000 shares may be purchased or acquired on any Exercise Date, and the Company shall not be required to recognize as an expense more than $3,000,000 in respect of rights granted in any offering period.
Restrictions on Transferability. A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights or interest, including purchase rights, under the Nonqualified ESPP, and during a participant’s lifetime, purchase rights under the Nonqualified ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
In addition, unless otherwise determined by the plan administrator, no shares issued pursuant to the Nonqualified ESPP may be assigned, transferred, pledged or otherwise disposed by the participant until the first anniversary of the Exercise Date upon which such shares were purchased or acquired. However, in the event a participant ceases to be an employee of the Company prior to the first anniversary of the Exercise Date upon which the shares were purchased, the Restricted Shares will be forfeited, and the transfer restrictions applicable to the Purchased Shares will lapse.
Adjustments upon Changes in Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, the plan administrator has broad discretion to equitably adjust the number of shares authorized for issuance and awards under the Nonqualified ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.
In the event of a proposed liquidation or dissolution of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.
In the event of a proposed merger or asset sale, each outstanding purchase right will be assumed or substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase rights, any Offering Periods then in progress will be shortened by setting a new Exercise Date to occur prior to the date of the proposed sale or merger.
Insufficient Shares. If the total number of shares of common stock which are to be acquired under outstanding rights on any particular date exceed the number of shares then available for issuance under the Nonqualified ESPP or if the number of shares with respect to which rights are to be exercised exceed any of the Offering Period Limits, the plan administrator will make a pro rata allocation of the available shares on a uniform and equitable basis.
Rights as Stockholders. A participant will have the rights and privileges of a stockholder of the Company when, but not until, shares have been deposited in the designated brokerage account following exercise of his or her option. However, in the event a dividend is paid in respect of shares prior to the first anniversary of the Exercise Date upon which such shares were purchased or acquired under the

Nonqualified ESPP, then no dividend will be paid on the Restricted Shares unless and until the participant continues employment through such first anniversary.
Amendment and Termination. Our Board may amend, suspend or terminate the Nonqualified ESPP at any time. The plan administrator may also modify or amend the Nonqualified ESPP to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the Nonqualified ESPP. However, the Board may not amend the Nonqualified ESPP without obtaining stockholder approval within 12 months before or after such amendment to the extent required by applicable laws.
Federal Income Tax Consequences
The Nonqualified ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under our Nonqualified ESPP.
For federal income tax purposes, a participant generally will not recognize taxable income on the grant of an option to purchase and acquire shares under the Nonqualified ESPP, nor will the Company be entitled to any deduction at that time. Upon the exercise of the option to purchase and acquires shares under the Nonqualified ESPP, a participant generally will not recognize taxable income and instead will recognize ordinary income in the amount equal to the fair market value of the Restricted Shares when the risk of forfeiture on the Restricted Shares lapses. The Company will be entitled to a corresponding deduction when the risk of forfeiture on the Restricted Shares lapses. A participant’s basis in Purchased Shares, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be equal to the purchase price paid for such shares. A participant’s basis in Restricted Shares, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be the fair market value of the shares of common stock on the date the risk of forfeiture on such shares lapses.
Upon the subsequent sale of the shares acquired under the Nonqualified ESPP, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date of purchase for Purchased Shares and the lapse of the risk of forfeiture for Restricted Shares prior to disposing of them).
The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the Nonqualified ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the Nonqualified ESPP should rely on the advice of his or her legal and tax advisors.
New Plan Benefits
The number of shares of common stock that may be acquired under the Nonqualified ESPP is dependent upon the stock’s market value on the last day of each future Offering Period, the voluntary election by each eligible employee to participate and the amount of a participant’s payroll deductions during an Offering Period. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Nonqualified ESPP or the benefits that would have been received by such participants if the Nonqualified ESPP had be in effect in the year ended December 31, 2016.
To be approved, this proposal must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present online or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
CALIX, INC. 2017 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN AS DISCUSSED ABOVE.

PROPOSAL NO. 4
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement under the “Compensation Discussion and Analysis” section, or CD&A, below.
Our Compensation Committee, with advice and information from its external compensation consultant, has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on Calix’s financial performance, the performance of Calix’s stock and the NEO’s individual performance, which are intended to drive creation of sustainable stockholder value. The Compensation Committee intends to continue to emphasize what it believes to be responsible compensation arrangements that attract, retain, and motivate high-caliber executive officers and motivate those officers to achieve Calix’s short- and long-term business strategies and objectives.
Our Board previously determined to hold an advisory “say on pay” vote every year. In accordance with this determination and Section 14A of the Exchange Act, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to Calix’s NEOs as disclosed in Calix’s proxy statement for the 2017 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion of the proxy statement.”
In deciding how to vote on this proposal, we encourage you to consider Calix’s executive compensation philosophy and objectives, the design principles and the elements of Calix’s executive compensation program described in our CD&A below. As described in the CD&A, a guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs, help us achieve our goals and increase stockholder value. For example:

•
Chief Executive Officer Compensation Aligned with Stockholder Interests. A significant portion of our chief executive officer’s compensation is performance-based and reflects a market-based cash compensation package. As a holder of more than 10% of our common stock, our chief executive officer is a significant stockholder and his personal wealth has consistently been, and continued to be in 2016, tied directly to sustained stock price appreciation and performance, which provides direct alignment with stockholder interests.

•
Other NEOs Compensation Substantially Tied to Performance. Our other NEOs earn a significant portion of their total compensation based upon increases in Calix’s stock price and a significant portion of their variable cash compensation is based upon Calix’s financial performance along with our Compensation Committee’s assessment of individual performance.

•
Change in Control and Severance Benefits Not Grossed Up. Calix provides limited change in control and severance benefits to provide NEOs security and remain competitive. Calix does not provide for any tax gross up to any NEO in connection with any change in control or severance benefits.

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as “Against” votes for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
While your vote on this proposal is advisory and will not be binding, we value the opinions of Calix’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding Calix’s executive compensation program. Unless the Board modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at our 2018 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT UNDER THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 5
APPROVAL ON A NON-BINDING, ADVISORY BASIS WHETHER SAY-ON-PAY SHOULD OCCUR
EVERY ONE YEAR, EVERY TWO YEARS OR EVERY THREE YEARS
We are seeking an advisory vote from our stockholders as to whether the stockholder advisory vote on executive compensation (similar to that set forth in Proposal No. 4 described in this Proxy Statement) should occur every one year, every two years or every three years. Accordingly, you have the opportunity to choose the option of every “1 year,” every “2 years,” every “3 years” or to “Abstain” from voting on the following non-binding resolution relating to the frequency of the stockholder advisory vote on executive compensation:
“Resolved, that the option of every “1 year,” every “2 years,” every “3 years,” that receives the affirmative vote of the holders of a majority in voting power of the shares of the Company’s common stock entitled to vote at the meeting will be determined to be the recommended frequency for which the Company should hold a stockholder advisory vote to approve the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement, provided that if none of the options receives a majority vote, the option receiving the greatest number of votes cast will be determined to be the recommended frequency for which the Company should hold such a stockholder advisory vote.”
The Board has previously determined that an advisory say-on-pay vote on the compensation of our NEOs that occurs on an annual basis is the most appropriate alternative for Calix. Accordingly, the Board recommends that the advisory vote on the compensation of our NEOs occur every “1 year.” The Board believes that an annual advisory say-on-pay vote will allow our stockholders to provide timely, direct input on Calix’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.
To constitute the recommendation of the stockholders, on a non-binding and advisory basis, regarding the frequency of stockholder advisory votes on executive compensation, the applicable “1 year,” “2 years” or “3 years” option must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on this proposal. However, if none of the frequency alternatives receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will be counted towards a quorum, but will otherwise not be counted for any purpose in determining whether this matter has been approved.
Although your vote on this proposal is advisory and will not be binding on us, or our Board and Compensation Committee, we value the opinions of our stockholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which Calix holds a stockholder advisory vote on the compensation paid to Calix’s NEOs.
This non-binding “frequency” vote is required to be submitted to our stockholders at least every six years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” REGARDING THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 6
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has engaged KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and is seeking ratification of such selection by our stockholders at the Annual Meeting. KPMG has audited our financial statements since February 29, 2016, when our Audit Committee completed a competitive process to review the appointment of Ernst & Young LLP (“Ernst & Young”), our then-current independent registered public accounting firm, and determined not to re-engage Ernst & Young in that role. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Our Audit Committee’s decision to not re-engage Ernst & Young was made in the course of its annual review and selection of our independent registered public accounting firm, including a formal launch of a competitive bid process by the Audit Committee, pursuant to which the Audit Committee rigorously evaluated several global accounting firms. In making this decision, the Audit Committee carefully assessed the qualifications and relevant experience of each firm and each proposed engagement team in light of our size, complexity and business operations, as well as the strength and resources of the firm, including its national office and compliance functions.
The report of Ernst & Young on our consolidated financial statements as of and for the fiscal year ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
In connection with the audit of our financial statements for the fiscal year ended December 31, 2015 and in the subsequent interim period through February 29, 2016 there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in their report.
During the fiscal year ended December 31, 2015 and in the subsequent interim period through February 29, 2016 there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal year ended December 31, 2015 and the subsequent interim period through February 29, 2016, neither we nor anyone on our behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in connection with which either a written report or oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
We previously provided each of Ernst & Young and KPMG with a copy of our disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Calix and its stockholders.
To be approved, the ratification of the selection of KPMG as our independent registered public accounting firm must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services
The following table provides information regarding the fees for the audit and other services provided by KPMG for the fiscal year ended December 31, 2016. No fees were incurred by KPMG for the fiscal year ending December 31, 2015 as KPMG did not then serve as our principal accountant. All fees described below were pre-approved by the Audit Committee.
The following table sets forth the aggregate fees billed by KPMG for services rendered for the fiscal year ended December 31, 2016 (in thousands):

	Fiscal Year Ended December 31, 2016
Audit Fees	$1,328	(1)
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$1,328

(1)
Audit fees of KPMG consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2016, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for the fiscal year ended December 31, 2016. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for such fiscal year.

The following table sets forth the aggregate fees billed by Ernst & Young for services rendered for the fiscal year ended December 31, 2015 (in thousands):

	Fiscal Year Ended December 31, 2015
Audit Fees	$2,219	(1)
Audit-Related Fees	—
Tax Fees	—
All Other Fees	3	(2)
Total Fees	$2,222

(1)
Audit fees of Ernst & Young consisted of fees billed for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2015, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for the fiscal year ended December 31, 2015. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for such fiscal year.

(2)	Other fees for 2015 include an annual subscription to Ernst & Young LLP Global Accounting & Auditing Information Tool.
Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee may delegate authority to one or more members of the Audit Committee to provide such pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. This policy is set forth in the charter of the Audit Committee and available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Our Audit Committee considered whether the non-audit services rendered by KPMG were compatible with maintaining KPMG’s independence as the independent registered public accounting firm of Calix’s consolidated financial statements and concluded that they were. In 2015 and 2014, KPMG provided certain tax consulting services to our China subsidiary. Our Audit Committee has concluded that these non-audit services provided by KPMG were compatible with maintaining the independence of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 21, 2017 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each NEO as set forth in the summary compensation table in this Proxy Statement; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 21, 2017 and restricted stock units (“RSUs”) that vest within 60 days of March 21, 2017, are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on 49,624,384 shares of our common stock outstanding (exclusive of treasury shares) on March 21, 2017. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned	Percent
5% Stockholder:
The Vanguard Group	3,240,156	(2)	—	—	3,240,156	6.5%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	3,153,912	(3)	—	—	3,153,912	6.4%
55 East 52nd Street New York, NY 10055
Ameriprise Financial, Inc.	3,147,206	(4)	—	—	3,147,206	6.3%
145 Ameriprise Financial Center Minneapolis, MN 55474
Dimensional Fund Advisors LP	3,038,526	(5)	—	—	3,038,526	6.1%
Dimensional Place 6300 Bee Cave Road, Building One Austin, TX 78746
Alyeska Investment Group, L.P.	2,674,700	(6)	—	—	2,674,700	5.4%
77 West Wacker Drive, 7th Floor Chicago, IL 60601
Lapides Asset Management, LLC.	2,651,000	(7)	—	—	2,651,000	5.3%
500 West Putnam Avenue, 4th Floor Greenwich, CT 06830
Named Executive Officers:
Carl Russo	6,127,855	(8)	397,500	—	6,525,355	13.1%
William Atkins	6,000		243,750	—	249,750	*
Michael Weening	—		—	—	—	*
John Colvin (9)	201,815		61,000	—	262,815	*
Andy Lockhart (10)	20,000		318,541	—	338,541	*
Non-Employee Directors:
Don Listwin	718,182	(11)	7,500	17,964	743,646	1.5%
Christopher Bowick	31,526		—	17,964	49,490	*
Kevin DeNuccio	96,961		—	17,964	114,925	*
Michael Everett	89,887		10,000	17,964	117,851	*
Michael Flynn	90,063		12,500	17,964	120,527	*
Michael Matthews	60,066		12,500	17,964	90,530	*
Thomas Pardun	78,482		11,750	17,964	108,196	*
Kevin Peters	30,608		—	17,964	48,572	*
All Current Directors and Executive Officers as a Group (12 persons)	7,329,630		695,500	143,712	8,168,842	16.5%

* Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
The information was based upon a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. The Vanguard Group has sole voting power with respect to 50,096 of these shares, shared voting power with respect to 2,800 of these shares, sole dispositive power with respect to 3,189,760 and shared dispositive power with respect to 50,396 of these shares.

(3)
The information was based upon a Schedule 13G/A filed with the SEC on January 23, 2017 by BlackRock, Inc. BlackRock, Inc. has sole voting with respect to 3,050,061 of these shares and sole dispositive power over 3,153,912 of these shares. The shares are reported as being beneficially held by BlackRock, Inc. may be held by one or more of its subsidiaries, BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; Blackrock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management, LLC; or BlackRock Japan Co. Ltd.

(4)
The information was based on upon a Schedule 13G filed with the SEC on February 10, 2017 by Ameriprise Financial, Inc., or AFI, Columbia Management Investment Advisers, LLC, or CMIA, and Columbia Select Smaller-Cap Value Fund, or Columbia Fund, as a group. Each of AFI and CMIA reports that it holds shared voting power with respect to 3,147,206 shares and shared dispositive power with respect to 3,147,206 shares. Columbia Fund reports sole voting power with respect to 2,629,041 shares and shared dispositive power as to 2,629,041 shares.

(5)
The information was based upon a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power with respect to 2,915,346 of these shares and sole dispositive power with respect to 3,038,526 of these shares. Dimensional Fund Advisors LP disclaims beneficial ownership of the shares.

(6)
The information was based upon a Schedule 13G/A filed with the SEC on February 14, 2017 by the Alyeska Investment Group, L.P. Alyeska Investment Group, L.P., Aleyska Fund GP, LLC, Aleyska Fund 2 GP, LLC and Anand Parekh have shared voting and dispositive power over 2,674,700 shares.

(7)
The information was based upon a Schedule 13G/A filed with the SEC on February 7, 2017 by Lapides Asset Management, LLC. Lapides Asset Management, LLC has sole voting with respect to 2,331,700 of these shares and dispositive power over 2,651,000 of these shares.

(8)
Includes 2,239,188 shares held by The Crescentico Trust, Carl Russo, Trustee; 275,633 shares held by Equanimous Investments; and 284,653 shares held by Calgrat Partners, L.P. The managing members of Equanimous Investments are Carl Russo and Tim Pasquinelli. The managing partner of Calgrat Partners, L.P. is Tim Pasquinelli. Mr. Russo and Mr. Pasquinelli may be deemed to have shared voting and investment power over the shares held by Equanimous Investments and Calgrat Partners, L.P., as applicable. Mr. Russo and Mr. Pasquinelli each disclaim beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of each of The Crescentico Trust, Carl Russo, Trustee; Equanimous Investments; and Calgrat Partners, L.P. is 1960 The Alameda #150, San Jose, California 95126.

(9)	Mr. Colvin’s employment with Calix ended effective January 6, 2017.

(10)	Mr. Lockhart’s employment with Calix ended effective December 29, 2016.

(11)
Includes 200,000 shares held by No Mas Ninos, L.P. Mr. Listwin is a general partner of No Mas Ninos, L.P. and may be deemed to have shared voting and investment power over the shares held by the partnership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year 2016, our directors and Section 16 officers complied with all Section 16(a) filing requirements, except as to one late Form 4 for each of Messrs. Russo, Colvin and Lockhart to report the grant of certain performance-based RSUs in February 2016. In making the above statements, we have relied upon the written representations of our directors and Section 16 officers.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines for Calix (“Guidelines”). A copy of the Guidelines is available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Code of Business Conduct and Ethics
Calix has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer and persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com. Calix will also post on this section of its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, which are required to be disclosed by the rules of the Securities and Exchange Commission (“SEC”) or The New York Stock Exchange (“NYSE”).
Leadership Structure of the Board
Under Calix’s bylaws, the Board appoints Calix’s officers, including the chief executive officer. The Board does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected. Currently, Calix separates the roles of chief executive officer and chairman in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for and the day-to-day leadership and performance of Calix, while the chairman provides guidance to the chief executive officer and management, sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Russo is an employee of Calix and is therefore not “independent” under the rules of the NYSE. Mr. Listwin, Calix’s chairman, is an independent director, as defined under the rules of the NYSE. The Board believes that the current board leadership structure is best for Calix and its stockholders at this time.
The Board is committed to good corporate governance practices and values independent board oversight as an essential component of strong corporate performance. In 2016 all of our directors except for Mr. Russo, our chief executive officer, qualified as independent according to the rules and regulations of the NYSE. On at least an annual basis, the Board undertakes a review of the independence of each director and considers whether any director has a material relationship with Calix that could compromise such director’s ability to exercise independent judgment in carrying out such director’s responsibilities. As a result of this review, the Board determined on February 2, 2017 that each of Messrs. Bowick, DeNuccio, Everett, Flynn, Listwin, Matthews, Pardun and Peters, representing eight of Calix’s nine current directors, are independent directors as defined under the listing requirements of the NYSE, constituting at least a majority of independent directors of the Board as required by the NYSE rules. In addition, Calix’s corporate governance guidelines require that the directors meet in executive session without management directors or management present on a regularly scheduled basis, but not less than two times a year. Calix’s Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board.
Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of Calix’s risks. The Board is responsible for general oversight of risks and regularly reviews information regarding Calix’s risks, including credit risks, liquidity risks and operational risks. The Board has established three committees of the Board, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee is responsible for overseeing management of Calix’s risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Compensation Committee is responsible for overseeing the management of risks relating to Calix’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing management of Calix’s risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
Board Committees
The composition and responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below.
Audit Committee
Currently, Calix’s Audit Committee comprises Messrs. Everett, Matthews and Pardun, each of whom is a non-employee member of the Board. Mr. Everett is the Audit Committee chairman and is the audit committee financial expert, as currently defined under the SEC rules. The Board has determined that each director serving on the Audit Committee is independent within the meaning of the NYSE listing standards.
Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of Calix’s quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Calix’s engagement team as required by law; reviews Calix’s critical accounting policies and estimates; oversees the internal audit function and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the Audit Committee charter is available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Compensation Committee
Currently the members of Calix’s Compensation Committee are Messrs. Flynn, Bowick and Listwin, each of whom is a non-employee member of the Board. Mr. Flynn is the Compensation Committee chairman. The Board has determined that each director serving on the Compensation Committee is independent within the meaning of the NYSE listing standards.
Calix’s Compensation Committee reviews and recommends policies relating to compensation and benefits of Calix executive officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under Calix stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with Calix’s certificate of incorporation and bylaws, Section 162(m) of the Internal Revenue Code of 1986 (to the extent applicable), NYSE rules and other applicable law. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the Compensation Committee charter is available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Nominating and Corporate Governance Committee
Calix’s Nominating and Corporate Governance Committee currently consists of Messrs. Listwin, Peters and Flynn, each of whom is a non-employee member of the Board. Mr. Listwin is the chairman of the Nominating and Corporate Governance Committee. The Board has determined that each of the directors serving on the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE listing standards.
The Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing Calix’s Corporate Governance Guidelines and reporting and making recommendations concerning governance matters. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the Nominating and Corporate Governance Committee charter is available under “Leadership & Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Calix’s Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. Calix does not have a formal diversity policy, but does consider diversity to be a relevant consideration in the process of evaluating and identifying director candidates. To that end, in evaluating the suitability of individual candidates (both new candidates and current board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account the following factors, among others: diversity of personal background, perspective and experience, including diversity of gender, age and ethnicity; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly-held company; experience in Calix’s industry and with relevant social policy concerns; experience as a board member of another publicly-held company; academic expertise in an area of Calix’s operations; diversity of business or career experience relevant to the success of Calix; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to Calix, which must be received at Calix’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election under Section 14(a) of the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of Calix’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma, California 94954. The presiding officer at the applicable annual meeting may, if the facts warrant, determine that a nomination was not properly made in accordance with the foregoing, in which case the defective nomination may be disregarded.
Each of our nominees standing for election at this 2017 Annual Meeting was recommended to the Board by the Nominating and Corporate Governance Committee based on the committee’s evaluation as set forth above.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met six times during fiscal year 2016. The Audit Committee met seven times, the Compensation Committee met seven times and the Nominating and Corporate Governance Committee met four times during fiscal year 2016. During 2016, each continuing Board member and nominee attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, except for Mr. DeNuccio who missed two Board meetings due to unplanned obligations elsewhere and, as a result, attended 67% of the meetings of the Board. Mr. DeNuccio did not serve on any committees of the Board in fiscal year 2016.
We encourage our directors to attend our annual meetings of stockholders. Each of Messrs. Listwin, Bowick, DeNuccio, Everett, Matthews, Pardun, Peters and Russo attended our 2016 annual meeting of stockholders on May 18, 2016.
Compensation Committee Interlocks and Insider Participation
Each of Messrs. Flynn, Bowick and Listwin served on Calix’s Compensation Committee for the entirety of 2016. None of the members of Calix’s Compensation Committee is or was at any time during 2016 an officer or employee of Calix, was formerly an officer of Calix or has engaged in certain related transactions with Calix, as required to be disclosed by SEC regulations. None of Calix’s executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on Calix’s Board or Compensation Committee.
Risk Assessment and Compensation Practices
Calix’s management assessed, with input from outside consultants, and discussed with the Compensation Committee Calix’s compensation policies and practices for its employees as they relate to risk management. Based upon this assessment, Calix believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on Calix in the future.
Calix’s employees’ base salaries are fixed in amount and thus Calix does not believe that they encourage excessive risk-taking. While performance-based cash incentives and sales-based incentives focus on achievement of short-term or annual goals, Calix believes that its performance-based cash incentives and sales-based incentives appropriately balance risk and the desire to focus employees on specific short-term goals important to our long-term success. Calix believes these programs also do not encourage unnecessary or excessive risk taking as the potential payout is limited, with payouts on performance-based cash incentives limited to 100% of target and payouts of greater than target under sales-based incentives limited to incremental achievement above 100% of target. Further, such programs represent only one portion of the total compensation opportunities available to most employees and Calix believes that its internal policies and controls help mitigate this risk.
A significant portion of the compensation provided to Calix employees is in the form of long-term equity-based incentives that are important to help further align Calix’s employees’ interests with those of its stockholders. Calix does not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to Calix’s stock price.
The statements regarding the risks arising from Calix’s compensation policies and practices contain forward-looking statements that involve substantial risks and uncertainties. Calix has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Calix believes may affect its financial condition, results of operations, business strategy and financial needs.
Communications with the Board
All interested parties may communicate with the Board or any specified individual directors. Such correspondence should be sent to the attention of Calix’s Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma, California 94954. Calix’s Corporate Secretary will forward the communication to the Board members.

DIRECTOR COMPENSATION
Cash Compensation
Members of the Board who are employees of Calix do not receive any additional compensation for their services as directors. Under Calix’s Non-Employee Director Cash Compensation Policy, directors who were not employed by Calix or one of our affiliates received the following cash retainers for their service on the Board (including service on committees of the Board) during 2016:

Amount
Base Retainer	$40,000
Board and Committee Chair Service Premiums (in addition to Base Retainer)
Board Chair	40,000
Audit Committee Chair	35,000
Compensation Committee Chair	20,000
Nominating & Corporate Governance Committee Chair	10,000
Non-Chair Committee Service Premiums (in addition to Base Retainer)
Audit Committee	10,000
Compensation Committee	7,500
Nominating & Corporate Governance Committee	5,000
Equity Compensation
Under our Non-Employee Director Equity Compensation Policy, as last amended in April 2016, non-employee directors will automatically be granted RSUs valued at $200,000 (based on the per share closing price of our common stock on the date such director commences service) upon their election or appointment to the Board. The initial grants will be prorated based on the non-employee director’s start date through the applicable vesting date, and will vest with respect to 100% of the RSUs on the earlier of the one-year anniversary of the date of grant or the day immediately preceding the date of the next annual meeting of stockholders following the year of grant.
Each director who is a non-employee director immediately following each annual meeting of stockholders (provided that such director has served as a director for at least six months prior to such date) will also automatically be granted RSUs valued at $120,000 (based on the per share closing price of our common stock on the date of such annual meeting of stockholders). The annual grants vest as to 100% of the RSUs on the day immediately prior to the date of the next annual meeting of stockholders following the date of grant, subject to continued service to Calix through the applicable vesting date.
Members of the Board who are Calix employees and who subsequently terminate employment with Calix and remain on the Board are not eligible for initial grants of RSUs but are eligible, after termination of employment with Calix, for annual grants of RSUs.
All options, RSUs and other equity awards held by a non-employee director, regardless of when granted, automatically accelerate in the event of a change in control of Calix.
Director Stock Ownership
Under our director stock ownership guidelines, each director is expected to acquire and maintain ownership of Calix common stock having a value of no less than four (4) times the annual Board cash retainer, which achievement of the requisite stock ownership expected on or before the later to occur of: January 1, 2018; or the date five years after the initial appointment date of such director. If a director fails to meet these guidelines, shares from such director’s annual equity grants will be held until the guidelines are met. Each of our directors are currently in compliance with our director stock ownership guidelines.
Other Arrangements
We reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board and committee meetings.

Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
Don Listwin	$97,500	$120,000	$—		$217,500
Christopher Bowick	47,500	120,000	—		167,500
Kevin DeNuccio	40,000	120,000	—		160,000
Michael Everett	75,000	120,000	—		195,000
Michael Flynn	65,000	120,000	—		185,000
Adam Grosser (2)	15,714	—	—		15,714
Michael Matthews	50,000	120,000	—		170,000
Thomas Pardun	50,000	120,000	—		170,000
Kevin Peters	45,000	120,000	97,244	(3)	262,244

(1)
Amounts reflect the grant date fair value of RSUs granted in 2016 calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions used in the valuations of the RSUs, see Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. We value RSUs at the closing market price of our common stock on the date of grant.

(2)	Mr. Grosser did not stand for re-election at the Annual Meeting on May 18, 2016.

(3)
Amount represents $90,000 of consulting services fees and $7,244 in travel and business expense reimbursements paid to Mr. Peters under a short-term Consulting Agreement dated July 29, 2016, as amended. We engaged Mr. Peters to provide us consulting and advisory services based on his business and industry experience relevant to certain of our projects. Mr. Peters provided services under the Consulting Agreement from August 1, 2016 through September 30, 2016, following which the engagement ended.

As of December 31, 2016, outstanding options and RSUs held by our current non-employee directors were as follows:

Name	Stock Options Outstanding (#)	Restricted Stock Units That Have Not Vested (#)
Don Listwin	7,500	17,964
Christopher Bowick	—	26,025
Kevin DeNuccio	—	17,964
Michael Everett	10,000	17,964
Michael Flynn	12,500	17,964
Michael Matthews	12,500	17,964
Thomas Pardun	11,750	17,964
Kevin Peters	—	25,565

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
Our compensation and benefits programs reflect our philosophy of paying all of our employees, including our named executive officers (“NEOs”), in ways that support two primary objectives:

•	attract, reward and retain exceptional talent in the markets in which we operate

•	identify and reward outstanding performance that reflects Calix principles and values and aligns with long-term stockholder value creation
To help us achieve these objectives, a significant portion of our NEOs’ compensation is at risk with significant upside potential for strong performance, as well as downside exposure for underperformance. NEOs with greater responsibilities and the ability to directly impact our company’s goals and long-term results bear a greater proportion of the risk if these goals and results are not achieved.
The following discussion describes and analyzes our compensation objectives and policies, as well as the material components of our compensation program for our NEOs during 2016. Our NEOs for 2016 were:

•	Carl Russo, President and Chief Executive Officer

•	William Atkins, Executive Vice President and Chief Financial Officer

•	Michael Weening, Executive Vice President, Sales and Marketing

•	John Colvin, Former Senior Vice President, North American Sales

•	Andy Lockhart, Former Senior Vice President, International Sales
Mr. Lockhart’s employment with Calix terminated effective December 29, 2016 and Mr. Colvin’s employment with Calix terminated effective January 6, 2017. On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017. The terms of separation with each executive are described below under “Separation Agreements.”
Compensation Philosophy and Process
We strive to find the best talent, resources and infrastructure to serve our customers and strategically expand our product portfolio. Our goal is to attract and retain highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, culture, principles and values, and who will promote the long-term interests and growth of our company. Our compensation philosophy is intended to promote a team-oriented approach to performance as a portion of each NEO’s incentive compensation is based on achievement against the same performance objectives as our broad-based incentive plan. In 2016, all employees were provided with the same health, welfare and retirement benefits as our executives.
Our compensation programs aim to achieve the following:

•	enable us to attract, retain and drive a world-class, talented leadership team to execute on our business strategy

•	foster a goal-oriented leadership team with a clear understanding of long-term business objectives and shared corporate principles and values

•	ensure that the elements of compensation provided to our employees and executives are balanced, individually and in combination, and do not encourage excessive risk-taking

•	reflect the competitive environment of our industry and our changing business needs

•	allocate our resources effectively and efficiently in the development and selling of market-leading technology and products

•	maintain pay parity and fair compensation practices across our organization
In furtherance of these goals, our compensation programs are designed to:

•	be market competitive by targeting compensation at approximately the 50th percentile of our peer group

•	emphasize pay for performance

•	share risks and rewards with our stockholders

•	align the interests of our employees and executives with those of our stockholders

•	reflect our principles and values
Our compensation program in 2016 consisted of the following components:

•	base salary

•	incentive-based cash compensation, including sales-based incentive compensation for sales executives

•	grants of equity awards including grants that vest based solely on continued service and grants that vest based on corporate performance and continued service

•	health, welfare and retirement benefits

In July 2016, our Compensation Committee conducted its annual review of our executive compensation program with its independent compensation consultant, Radford Consulting, or Radford, including a review of our pay philosophy, compensation mix, short and long-term incentive plan structures, equity plan risk assessment and severance policy, and concluded that our executive compensation program was consistent with market practice. In reaching this conclusion, the Compensation Committee, in consultation with Radford, also reviewed governance and pay-for-performance guidelines and peer company practices issued by proxy advisory firms.
Stockholder Advisory Vote on Executive Compensation
We hold an advisory, non-binding stockholder vote on executive compensation every year. At our 2016 Annual Meeting of Stockholders, our stockholders voted to approve the compensation of our NEOs, with approval of over 98.4% of the votes cast. The Compensation Committee reviewed these voting results along with the results in the last two years, noting the strong level of our stockholders’ support for our NEO’s compensation. The Compensation Committee also reviewed our compensation programs with Radford and management, including consideration of governance and pay-for-performance guidelines issued by proxy advisory firms. The Compensation Committee regularly reviews executive compensation programs, in conjunction with Radford, and makes changes it determines are appropriate, including its determination in February 2016 to grant performance-based equity incentive awards that also included a time-vest component that requires continuous employment for three years after grant to fully earn the award as discussed in the Equity-Based Incentives section below. The Compensation Committee intends to continue to take into consideration the outcome of our stockholders’ future advisory “say on pay” votes when making future compensation decisions for the NEOs.
Role of Our Compensation Committee
Our Compensation Committee approves and interprets our executive compensation and benefit plans and policies. The Compensation Committee is appointed by the Board and consists entirely of directors who are outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors for purposes of Rule 16b-3 of the Exchange Act. In 2016, our Compensation Committee determined the compensation for all of our NEOs. Except for our chief executive officer’s compensation and performance, each NEO’s individual performance and contributions to our Company for each fiscal year is assessed by our chief executive officer who reports his recommendations regarding each element of the NEOs’ compensation to the Compensation Committee. Our chief executive officer does not participate in any formal discussion with the Compensation Committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is being discussed.
Competitive Market Review
The market for experienced executive leaders is highly competitive in our industry. We strive to attract and retain highly qualified executives to effectively lead each of our business functions. In doing so, we draw upon a pool of talent that is highly sought after by both large and established technology and telecommunications companies in our geographic area and by other competitive companies in development or growth phases. Established organizations in our industry seek to recruit top talent from emerging companies in the sector just as smaller organizations look to attract and retain the best talent from the industry as a whole. We also compete for key talent on the basis of: our vision of future success; our culture and values; the cohesiveness and productivity of our teams; and the excellence of our technical and leadership teams. The competition for technical and non-technical skills is aggressive across the sector and we expect it to remain high for the foreseeable future.
Our Compensation Committee determines compensation for our NEOs, in large part based upon our financial resources, as well as competitive market data. In setting executive compensation for 2016, our Compensation Committee conducted a review of our NEOs’ compensation, as well as the mix of elements used to compensate our NEOs, and compared that information with data provided by Radford, as discussed below.
Our 2016 peer group criteria consist of companies within the telecommunications industry with revenues between $200 million and $1 billion and market capitalizations between $200 million and $2 billion that we believe compete with us for executive talent. Our 2016 peer group was set by the Compensation Committee based on recommendations from Radford, consideration of ISS and Glass Lewis peer group criteria, and discussion with management. Although Brocade is above the criteria for revenue and market capitalization, the Committee determined to retain this company in our 2016 peer group because it is a local talent competitor. Although Infinera and Ubiquiti Networks are above $2 billion in market capitalization, the Compensation Committee determined to retain these companies in our 2016 peer group because their revenue remains within range for our peer group. Our 2016 peer group consisted of the following companies:

• ADTRAN, Inc.	• InterDigital, Inc.
• Barracuda Networks, Inc.	• Ixia
• Broadsoft, Inc.	• NetScout Systems, Inc.
• Brocade Communications Systems, Inc.	• Oclaro
• CalAmp Corp.	• QLogic Corporation
• Comtech Telecommunications Corp.	• Ruckus Wireless, Inc.
• Digi International Inc.	• ShoreTel, Inc.
• Extreme Networks, Inc.	• Silver Springs Networks, Inc.
• Harmonic Inc.	• Sonus Networks, Inc.
• Infinera Corporation	• Ubiquiti Networks, Inc.
• Infoblox Inc.

Our revenue was between the 50th and 60th percentile and our market cap was between the 10th and 20th percentiles of our 2016 peer group. We determine our approximate position relative to the appropriate market benchmark by comparing our practices and levels: by target annual cash compensation, which includes base salary, target annual incentive opportunity; and by total direct compensation, which includes target cash compensation and equity compensation.
During 2016, the Compensation Committee continued to engage Radford as its independent executive compensation consultant. Radford was hired directly by our Compensation Committee and works with management only at our Compensation Committee’s direction to interpret results, make recommendations and assist in setting compensation levels for our executive officers. After review and consultation with Radford, the Compensation Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford currently or during 2016.
Weighting of Elements in our Compensation Program
The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall corporate objectives for each year as well as our long-term business strategy. We also take into consideration assessments of our compensation program, including an assessment of compensation program risk, conducted by Radford for the Committee. We put a significant amount of each NEO’s total potential compensation, including compensation derived from long-term equity incentive awards, “at risk” based on our achievements of corporate financial targets aligned with our business strategy.
The 2016 weighting of compensation elements provided to our NEOs as a group is as follows:
Chief Executive Officer Compensation
In January of 2012, the compensation committee determined to adjust Mr. Russo’s cash compensation to reflect market practices, our internal compensation practices for other NEOs and to be competitive relative to our peer group companies. In 2012, Mr. Russo’s base salary was increased to $500,000 per year and he was given a performance bonus target equal to 100% of his annual base salary. For 2016, Mr. Russo’s base salary and performance bonus target remained as set in 2012. Mr. Russo was not granted any equity awards during 2016, but continues to be a significant stockholder (with stock ownership of approximately 13% of common stock outstanding) with his personal wealth tied directly to sustained stock price appreciation and performance, which provides direct alignment with stockholder interests. Mr. Russo’s 2016 total target direct compensation is below the 25th percentile of our peer group of companies.
Compensation Arrangements with New Executives
Michael Weening
In June 2016, Mr. Weening was appointed as our executive vice president of global sales. In recruiting new executive talent, our Compensation Committee aims to structure a competitive compensation package based upon, among other factors, competitiveness of the offer compared to the executive candidate’s then-current compensation (including the value of bonus opportunities, incentive compensation opportunities and equity awards), competing offers available to the candidate, and market and peer group practices. Similarly, our Compensation Committee takes into account these factors, along with competitive position benchmark data provided by its compensation consultant, in setting the initial base salary and initial equity award for a new executive. Following such assessment and considering Mr. Weening’s strong individual leadership experience and potential, our Compensation Committee approved an initial compensation package that provides for an annual base salary of $320,000, a $50,000 sign-on bonus and an initial equity award of an option to purchase 380,000 shares of our common stock with a grant date fair value of $1,249,098 that vests over four years, with 25% of the common stock subject to the award vesting on the one-year anniversary of the grant date and 12 substantially equal quarterly installments thereafter, subject to Mr. Weening’s continued employment with Calix through the applicable vesting dates. In addition, Mr. Weening participates in our cash incentive plan and sales-based incentive plan on the same terms as our other executives.

Base Salary
Base salary reflects the experience, skills, knowledge and responsibilities of each NEO, as well as competitive market conditions. Base salary is one component of total cash compensation. We generally seek to target total cash compensation at approximately 50th percentile of our peer companies.
The table below sets forth the annual base salary for each NEO as set by our compensation committee for 2016.

Name of Executive Officer	Annual Base Salary
Carl Russo	$500,000
William Atkins (1)	345,000
Michael Weening (2)	320,000
John Colvin (3)	280,908
Andy Lockhart (4)	253,941

(1)	On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017. Prior to January 4, 2016, Mr. Atkins’s annual base salary was $313,500.

(2)	Mr. Weening joined Calix on June 27, 2016.

(3)	Mr. Colvin’s employment with Calix ended effective January 6, 2017.

(4)
Mr. Lockhart’s employment with Calix ended effective December 29, 2016. Mr. Lockhart’s salary was set in British pounds. Annual base salary amounts disclosed for Mr. Lockhart were converted to US dollars using an average exchange rate for 2016 of £1 to US$ 1.356.

The annual base salaries of our NEOs are reviewed at least once a year, and our compensation committee intends to make adjustments to reflect performance-based factors as well as competitive conditions.
Cash Incentive Compensation
Our cash incentive compensation for our NEOs consist of an executive cash incentive plan and, for our sales executives, additional cash incentive awards under a sales-based incentive compensation plan for our sales organization.
Cash Incentive Plan
During 2016, we maintained a cash incentive plan in which our NEOs participated. Total target cash compensation for our NEOs was at the 50th percentile of our 2016 peer group, when looking at the group in the aggregate. The executive cash incentive plan consists of quarterly financial target components and an annual component. Eighty percent (80%) of the target cash incentive plan opportunity is based upon achievement against quarterly corporate financial targets while twenty percent (20%) is an annual component awarded based on the executive’s individual performance during the year. The cash incentive plan does not provide for any guaranteed payments. Our chief executive officer recommends, and the Compensation Committee determines, the achievement as to individual performance of each NEO, except for himself. Our chief executive officer’s performance is evaluated and determined solely by the Compensation Committee.
We seek to align the performance targets of our cash incentive plan to our business strategy and long-term stockholder interests. For 2016, our cash incentive plan target focused on our strategic growth initiatives. The cash incentive plan provides for a cash incentive compensation pool to be funded based upon the achievement of both revenue and non-GAAP operating income (loss) targets on a consecutive quarterly basis. Both goals must be met or exceeded in consecutive quarters in order for the executive cash incentive compensation plan to fund, although the Compensation Committee retains discretion over whether or not the plan is funded quarter over quarter. Non-GAAP operating income (loss), for the purposes of the cash incentive plan, is calculated as operating income (loss) on a GAAP basis less certain items that are not considered indicative of our normal operating performance, consisting of: non-cash stock-based compensation, amortization of certain intangible assets and litigation expenses related to our defense in the class action litigation in connection with our 2011 acquisition of Occam Networks.
Our Compensation Committee establishes targets for our quarterly corporate goals based on the annual operating plan, or AOP, approved by our Board at the beginning of the year based on information prepared by management. In general, in order for the cash incentive compensation pool to be funded, both the revenue and non-GAAP net income (loss) targets need to be achieved for both that particular quarter and the following quarter.
These performance metrics were selected because the Compensation Committee sought to incentivize revenue growth and operational efficiencies as key measures of our operational performance at this stage of our development. The non-GAAP operating income (loss) component is a measure that is required in addition to the revenue target to mitigate risks of revenue generation activities at the expense of achieving profitability goals. The Compensation Committee believes that the use of these targets incentivizes long-term stockholder value.
Even though the Compensation Committee has established target cash incentive opportunities for each of the NEOs, once our corporate performance goals are achieved and the cash incentive compensation pool is funded, the Compensation Committee retains discretion to adjust cash incentive compensation paid to each individual up or down based upon assessment of individual performance by the committee, including upon consultation with Mr. Russo (except as to Mr. Russo’s compensation).
Sales-Based Incentive Compensation Plan
Given their roles leading our sales organization, Messrs. Weening, Colvin and Lockhart each additionally participate in the sales-based incentive compensation program for our sales organization. The sales-based incentive compensation program provides incentive cash payments in the form of sales commissions and similar incentive payments based on sales targets aligned with our growth strategy. As with our cash incentive plan, our sales-based incentive plan seeks to incentivize performance against our growth initiatives. The sales-based incentive plan does not provide for any guaranteed payments and, on an annual basis, our Compensation Committee evaluates the structure of the sales-based incentive plan to ensure its consistency with market practices. In setting the incentive targets, our Compensation Committee sought to incentivize revenue growth at levels that would be challenging and require above average effort to achieve. The incentive targets for 2016, consisting of quarterly and annual bookings quota and revenue targets for a sales executive’s sales region, are set based on alignment to our AOP as approved by the Board at the beginning of the year. In addition, the sales-based incentive plan also provides for accelerators for certain specified achievement above targets. Performance is measured quarterly and annually with accelerators applying to incremental achievement of bookings targets above 100%, provided revenue targets are also met. For 2016, each of Messrs. Weening, Colvin and Lockhart were eligible for accelerators to the base commission rate for achievement of bookings targets above 100% as follows: at 1.15 times for actual achievement above 100% of bookings target within a quarter; at 1.30 times for actual achievement above 100% of target for the quarter if the immediate prior consecutive quarter targets were also met; 1.50 times for actual achievement above 100% for the annual target; and 2.00 times for actual achievement above 100% for all annual and quarterly targets.
A summary of the total cash incentive compensation set by our Compensation Committee for our NEOs for 2016 is as follows:
Total Target Cash Incentive Opportunity

Named Executive Officer	Target Cash Incentive Plan Opportunity	Target Cash Incentive Plan Opportunity as a Percentage of Base Salary	Target Sales-Based Incentive Plan Opportunity (1)	Total Target Incentive-Based Cash Compensation Opportunity
Carl Russo	$500,000	100%	$—	$500,000
William Atkins (2)	172,500	50%	—	172,500
Michael Weening (3)	64,000	40%	64,000	128,000
John Colvin (4)	112,363	40%	117,637	230,000
Andy Lockhart (5)	88,140	34.7%	122,040	210,180

(1)
Target sales-based incentive plan opportunity amounts listed represent the base sales commissions opportunities at target levels. It does not include additional accelerator amounts for which the executive may qualify if he exceeds his quarterly and/or annual sales targets.

(2)	On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017.

(3)
Since Mr. Weening commenced employment on June 27, 2016, his targets for his cash incentive plan and sales-based incentive plan opportunities have been pro-rated for our third and fourth fiscal quarters of the fiscal year. His annual target cash incentive plan and target sales-based incentive plan opportunities were each set at 40% of his annual base salary.

(4)
Mr. Colvin’s employment with Calix ended effective January 6, 2017. Target sales-based incentive for Mr. Colvin was approximately 41.9% of his annual base salary, which aligned his total cash compensation opportunity at approximately the 75th percentile of our peer group of companies for similar executives.

(5)
Mr. Lockhart’s employment with Calix ended effective December 29, 2016. Mr. Lockhart’s target cash incentive and target sales-based incentive opportunities were set in British pounds. The amounts disclosed for Mr. Lockhart were converted to US dollars using an average exchange rate for 2016 of £1 to US$ 1.356. Mr. Lockhart’s total cash compensation opportunity was set at approximately the 75th percentile of our peer group of companies for similar executives.

Achievement of Quarterly Financial Targets
The table below sets forth the quarterly financial targets under our cash incentive plan and our achievement for each fiscal quarter of 2016 (in thousands, except for percentages).

Fiscal Quarter	Target		Achievement		Percent Achievement of Quarterly Financial Target (2)
	Revenue	Non-GAAP Operating Income (Loss) (1)	Revenue	Non-GAAP Operating Income (Loss) (1)
First quarter	$97,000	$(4,000)	$98,375	$(1,005)	100%
Second quarter	107,000	(2,800)	107,425	762	100%
Third quarter	119,000	300	121,187	6,147	100%
Fourth quarter	131,000	(2,400)	131,800	(7,502)	—%

(1)	Reconciliation of these non-GAAP amounts to GAAP is provided in Appendix C.

(2)
Payment of our executive cash incentive plan requires achievement of quarterly revenue and non-GAAP operating income (loss) targets in two consecutive quarters. The executive cash incentive plan amount was paid in the first and second fiscal quarters of 2016 because we achieved both revenue and non-GAAP operating income (loss) targets in the first three fiscal quarters of 2016. Although we achieved our revenue and non-GAAP operating income (loss) targets for the third fiscal quarter of 2016, the executive cash incentive plan amount was forfeited because we did not meet our non-GAAP operating income (loss) target in the fourth fiscal quarter of 2016. Similarly, no executive cash incentive plan amount was paid in the fourth fiscal quarter of 2016 because we did not meet our non-GAAP operating income (loss) target that quarter.

Summary of Payouts of Cash Incentive Compensation
The chart and table below summarize each NEO’s awards for achievements against targets under the cash incentive plan and each sales executive’s achievements against target for the sales-based incentive plan.

	Target Opportunity Under Cash Incentive Plan		Awards Under Cash Incentive Plan
Named Executive Officer	Quarterly Financial Targets	Annual Component - Personal Objectives	Quarterly Financial Targets	Annual Component - Personal Objectives	Target Sales-Based Incentive Plan Opportunity	Awards Under Sales-Based Incentive Plan	Total Cash Awards Under Incentive-Based Plans
Carl Russo	$400,000	$100,000	$200,000	$25,000	$—	$—	$225,000
William Atkins (1)	138,000	34,500	69,000	17,250	—	—	86,250
Michael Weening (2)	51,200	12,800	—	16,000	64,000	128,450	144,450
John Colvin (3)	89,890	22,473	44,945	—	117,637	191,449	236,394
Andy Lockhart (4)	70,512	17,628	35,256	—	122,040	63,280	98,536

(1)	On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017.

(2)
Mr. Weening commenced employment on June 27, 2016. Accordingly, he was eligible only for the third and fourth quarters of the quarterly financial component under the cash incentive plan and under the sales-based cash incentive plan. Mr. Weening is responsible for global sales and his sales-based incentive were based on targets set for the whole sales organization. The amount paid to Mr. Weening under the sales-based incentive plan constitutes payments of $73,020 for sales-based incentive payments at target and $55,430 for additional quarterly and annual accelerators, representing achievement of all revenue targets and achievement above 100% of each of his third and fourth quarter and annual bookings targets (at an aggregate achievement of 114.1%).

(3)
Mr. Colvin’s employment with Calix ended effective January 6, 2017. During 2016, Mr. Colvin was responsible for North America sales and his sales-based incentive targets were based on targets for the North America region. The amount paid to Mr. Colvin under the sales-based incentive plan constitutes payments of $133,842 for sales-based incentive payments at target and $57,605 for additional quarterly and annual accelerators, representing achievement of all revenue targets and achievement above 100% of each of his quarterly and annual bookings targets (at an aggregate achievement of 113.8%).

(4)
Mr. Lockhart’s employment with Calix ended effective December 29, 2016. During 2016, Mr. Lockhart was responsible for international sales and his sales-based incentive targets were based on targets for our International region. The amount paid to Mr. Lockhart under the sales-based incentive plan constitutes payments of £46,563 for sales-based incentive payments at target and £104 for an additional accelerator for the first quarter, representing achievement at 100.5% for the first quarter and below target for the second and third quarters. Amounts for Mr. Lockhart are set in British pounds and were converted to US dollars using an average exchange rate for 2016 of £1 to US$ 1.356.

Discretionary Bonuses
Our Compensation Committee may also choose to award discretionary bonuses from time to time. No discretionary bonuses were awarded to any NEO in 2016.
Equity-Based Incentives
Our equity incentive plans have been established to provide our key employees, including our NEOs, with stock-based incentives to align their interests with the interests of our stockholders.
We believe that award of stock-based compensation to our key employees and executives encourage strong long-term financial and operational performance and provide them the opportunity to participate in the long-term appreciation of our stock value. Our Compensation Committee also reviews the equity burn rate annually to ensure it is aligned with peer/industry practices.
We generally provide annual grants of stock-based awards to our NEOs under our 2010 Equity Incentive Award Plan. Currently, most key employees, including our NEOs, receive a new hire RSU or stock option grant subject to a four-year vesting period. RSU grants generally vest as to 25% after the first twelve months of service and in equal quarterly installments thereafter with a full vest in four years, subject to continued service through each vesting date; and beginning June 2016, stock option grants generally vest as to 25% after the first twelve months of the grant date and in equal quarterly installments thereafter with a full vest in four years, subject to continued service through each vesting date. Subsequent RSU or stock option grants may be granted at the discretion of the Compensation Committee, in recognition of a promotion or extraordinary performance, or as refresh grants to continue to incentivize future performance.
The size and terms of the initial option or RSU grant made to each new NEO upon joining Calix is primarily based on competitive conditions applicable to the NEO’s specific position and the value of unvested equity the executive is leaving at his or her prior company. In addition, we consider the number of shares of our common stock underlying options and RSUs granted to other executives in comparable positions within our company.
For our NEOs, equity awards generally include a threshold performance criteria which is intended to reduce or eliminate the economic benefit of such awards in the event we do not perform well. We believe that our equity awards provide an important retention tool for our NEOs, as they are typically subject to vesting over a longer period of time, generally four years.
Performance Stock Units — Market Based Performance Targets
From 2012 to 2014, we granted performance stock units that vested based on our total stockholder return, or TSR, relative to the TSR of our financial peer group.
The performance stock units granted under this program will not vest if Calix’s TSR is below the 30th percentile of our financial peer group for two-year and three-year measurement periods and may vest at up to 200% of the target shares if Calix’s TSR is above the 90th percentile of our financial peer group. Where Calix’s TSR is negative, the maximum payout of under this program is limited to 100% of target, even if Calix’s TSR is above that of our financial peer group. We believe these criteria align our equity awards with long-term stockholder interests. The size of awards under our TSR program was determined in consultation with Radford and targeted at the values provided by our peer group companies for similarly situated executives.
The performance share units granted in January 2014 under our TSR program vest based on the relative TSR of our common stock over a three-year performance period beginning January 1, 2014 and ending December 31, 2016, with the first tranche consisting of two-thirds of the target shares vesting based on a measurement period of January 1, 2014 through December 31, 2015 and the second tranche consisting of one-third of the target shares vesting based on a measurement period of January 1, 2014 through December 31, 2016. Our relative TSR during the applicable measurement period for the first and second tranches of the 2014 grant was below the 30th percentile and, in accordance with the terms of our TSR program, none of the target shares were achieved or released, and the associated performance stock units were canceled in February 2016 and February 2017, respectively, upon certification of performance by our Compensation Committee.

Performance-Based RSUs
In February 2016, we granted 50,000 performance-based RSUs to each of Messrs. Atkins, Lockhart and Colvin. Vesting of these performance-based RSUs is contingent upon our achievement of a fiscal year 2016 target revenue goal of $450.0 million, representing a 10% year-over-year growth in gross revenue from 2015 to 2016. Our Compensation Committee selected the target revenue goal in order to align our executive compensation to our business strategy and long-term growth initiatives. Further, these grants were determined to provide an appropriate blend of performance-based incentive and executive-retention impact over the three-year period consistent with equity award programs among our peer group companies. We believe that award size, performance target and vest terms are such that a significant portion of each NEO’s total compensation would be attained only if we achieved performance aligned with our growth initiatives and long-term stockholder value.
If, at the end of the one-year performance measurement period, the performance goal is met, 50% of the equity award shall vest upon certification by the Compensation Committee of achievement of the performance goal, with the remaining 50% vesting in equal annual installments for the next two years, subject to the executive’s continuous employment with the Company. If the performance target is not met, the entire equity award would be forfeited. In February 2017, the Compensation Committee determined that the financial goal for these performance-based RSUs was met based on 2016 gross revenue of $458.8 million and, accordingly, 25,000 of the performance-based RSUs held by Mr. Atkins vested. The remaining 25,000 performance-based RSUs held by Mr. Atkins will vest in equal installments on February 7, 2018 and 2019, subject to his continued service through the vesting dates. In connection with Mr. Lockhart’s termination of employment, 25,000 of the performance-based RSUs held by Mr. Lockhart also vested in February 2017, based on the Compensation Committee’s certification of performance. The remainder of Mr. Lockhart’s performance-based RSUs were forfeited. The vesting of all of Mr. Colvin’s performance-based RSUs was accelerated in January 2017 in connection with his termination of employment. The terms of separation with each Mr. Lockhart and Mr. Colvin are described below under “Separation Agreements.”
Change in Control and Severance Benefits
We provide our NEOs with certain change in control and severance benefits under our Executive Change in Control and Severance Plan, or CICSP, as adopted by our Compensation Committee. Our Compensation Committee provides change in control and severance benefits to our senior executives to, among other things, provide security to our NEOs including in the event of a change in control of our company.
Under the CICSP, in the event an eligible NEO’s employment with us is terminated by us without cause or by the NEO for good cause, he or she is eligible to receive (i) cash severance payments of twelve months’ base salary and target bonus (in the case of Messrs. Russo, Atkins and Weening) or six months’ base salary and target bonus (in the case of Messrs. Lockhart and Colvin), to be paid in a cash lump sum, and (ii) the continuation of health benefits, paid by Calix, for twelve months (in the case of Messrs. Russo, Atkins and Weening) or six months (in the case of Messrs. Lockhart and Colvin) following termination. In addition, upon such a termination, any equity awards held by our NEOs would be accelerated with respect to that number of shares that otherwise would have vested had the NEO’s employment continued for a twelve-month period (in the case of Messrs. Russo, Atkins and Weening) or a six-month period (in the case of Messrs. Lockhart and Colvin) following termination.
In the event the applicable termination or resignation takes place within 60 days prior to or twelve months after a change in control, then, in addition to the foregoing benefits, (i) the vesting of all equity awards held by the NEO would be fully accelerated and (ii) each NEO would receive a cash payment equal to his or her annual cash bonus for the year of termination, pro-rated through the date of termination, subject to the achievement of applicable performance goals.
Our NEOs must execute, and not revoke during any applicable revocation period, a general release of claims against us in order to be eligible for any severance benefits. We do not provide for any tax gross-up payments under our CICSP or otherwise in connection with executive severance benefits.
Benefits
We provide the following benefits, as applicable to all employees, including our NEOs:

•	medical, dental and vision insurance

•	life insurance, accidental death and dismemberment and business travel and accident insurance

•	employee assistance program

•	health and dependent care flexible spending accounts

•	transportation flexible spending accounts

•	employee stock purchase plan (ESPP)

•	short- and long-term disability

•	401(k) plan

•	pension plan for employees in the United Kingdom, Canada and certain other countries outside of the US, including for Messrs. Lockhart and Weening

•	health club membership reimbursement

Perquisites
Our NEOs participate in the same benefit programs as other employees and do not receive any other perquisites.
Policy Prohibiting Speculative Transactions and Pledging
In accordance with our insider trading policy, we do not permit any officer, director or employee, and their respective family members, to directly or indirectly participate in certain trading activities related to our common stock that are considered aggressive or speculative in nature, including the purchase of put or call options, or the writing of such options. In addition, we do not permit officers and directors to pledge our common stock as collateral.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and the three other most highly compensated NEOs (excluding our chief financial officer) employed at the end of the year. While the Board and our Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Compensation Committee will not limit amounts paid to those that qualify for tax deductibility.
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code disallows a tax deduction for “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Our NEOs are not eligible to receive any tax gross-up payments in the event any payments made or that may be made to them become subject to this excise tax. The Compensation Committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible under Section 280G.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes a 20% tax and an interest penalty on the recipient of deferred compensation that is subject to but does not comply with Section 409A. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. The Compensation Committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, RSUs and other stock-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2016, 2015, and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	All Other Compen- sation ($) (5)	Total ($)

Carl Russo	2016	500,000	—	—	—	225,000	—	725,000
President and Chief Executive Officer	2015	500,000	—	—	—	250,000	—	750,000
	2014	500,000	—	543,774	516,648	288,033	1,250	1,849,705
William Atkins (6)	2016	344,394	—	371,000	—	86,250	5,531	807,175
Executive Vice President and Chief Financial Officer	2015	310,125	—	—	—	78,375	29,989	418,489
	2014	253,846	20,000	—	1,877,260	67,038	140,078	2,358,222
Michael Weening (7)	2016	166,154	50,000	—	1,249,098	144,450	2,066	1,611,768
Executive Vice President, Sales and Marketing

John Colvin (8)	2016	280,908	—	371,000	—	236,392	—	888,300
Former Senior Vice President, North American Sales	2015	279,531	—	—	—	212,836	—	492,367
	2014	273,842	—	65,274	586,803	167,906	4,104	1,097,929
Andy Lockhart (9)	2016	189,805	—	185,500	—	98,536	264,252	738,093
Former Senior Vice President, International Sales	2015	284,851	105,889	—	—	180,371	53,777	624,888
	2014	301,017	—	39,984	560,804	140,256	37,832	1,079,893

(1)	Amount reported for Mr. Weening represents a one-time sign-on bonus provided as part of our offer of employment to Mr. Weening.

(2)
Amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. We value RSUs that vest based solely upon continued service at the closing market price of our common stock on the date of grant. Grant date fair value of performance-based RSUs were calculated assuming 100% performance and are not adjusted for subsequent changes in our stock performance or the level of ultimate vesting as our performance-based RSUs are market condition based only. For a discussion of the assumptions used in the valuations of the performance-based RSUs, see Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The Stock Award value reported for Mr. Lockhart includes the acceleration of vesting for equity awards under our CICSP in connection with Mr. Lockhart’s termination of employment on December 29, 2016. In accordance with the terms of our CICSP, Mr. Lockhart was granted accelerated vesting of his outstanding equity awards for a six-month period, through June 29, 2017, with any performance-based RSUs subject to the performance target being achieved. This resulted in accelerated vesting of 25,000 shares under the performance-based RSUs granted in February 2016 with a grant date value of $185,500 due to our achievement of the performance target. See additional disclosures related to the performance-based RSUs award under “Equity-Based Incentives” above.

(3)
Amounts reported represent the aggregate grant date fair value for stock options, calculated in accordance with ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of performance-based options was calculated assuming 100% performance and are not adjusted for subsequent changes in our stock performance or the level of ultimate vesting. For a discussion of the assumptions used in the valuations of the stock options, see Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
For Messrs. Russo and Atkins, amounts reported for 2016 represent awards earned under our executive cash incentive plan and is based on company and individual performance criteria as described above under “Cash Incentive Compensation.” For Messrs. Weening, Colvin and Lockhart, amounts reported for 2016 represent awards earned under our executive cash incentive plan and amounts earned for sales-based compensation under our sales-based incentive plan for our sales organization. Amounts for Mr. Weening consist of $16,000 in cash incentive plan payments and $128,450 in sales-based incentive plan payments earned in 2016. Amounts for Mr. Colvin consist of $44,945 in cash incentive plan payments and $191,449 in sales-based incentive plan payments earned during 2016. Amounts for Mr. Lockhart consist of $35,256 in cash incentive plan payments and $63,280 in sales-based incentive plan payments earned in 2016.

(5)
Amounts reported in 2016 represent (i) employer contributions of $5,531 we made for Mr. Atkins pursuant to our U.S. 401(k) Plan, (ii) employer contributions of $2,066 we made for Mr. Weening to the Canadian Pension Plan, which is a tax-qualified defined contribution plan in which Calix employees in Canada (other than Quebec) participate, (iii) employer contributions of $15,998 we made for Mr. Lockhart to the Scottish Widows Pension Plan, which is a tax-qualified defined contribution plan in which Calix employees in the United Kingdom participate, (iv) Mr. Lockhart’s car allowance of $20,298 and (v) severance payments in the amount of $227,956 pursuant to Mr. Lockhart’s separation agreement, which is further described under “Separation Agreements” below.

(6)	Mr. Atkins’s annual base salary was adjusted from $313,500 to $345,000 effective January 4, 2016. On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017.

(7)	Mr. Weening’s employment with Calix and appointment as an executive officer commenced June 27, 2016.

(8)	Mr. Colvin’s employment with Calix ended effective January 6, 2017.

(9)
Mr. Lockhart’s employment with Calix ended effective December 29, 2016. All amounts shown for Mr. Lockhart’s salary and non-equity incentive plan compensation were set and paid in British pounds and were converted to US dollars using the average exchange rate of £1 to US$1.356 for 2016, £1 to US$1.529 for 2015, and £1 to US$1.648 for 2014.

Grants of Plan-Based Awards in 2016
The following table lists grants of plan-based awards to our NEOs in 2016 and their related fair value as of the respective grant date.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards (3)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($) (4)
Name	Grant Date	Target ($)		Target (#)	Maxi- mum (#)
Carl Russo	—	500,000	(1)	—	—	—		—	—
William Atkins	—	172,500	(1)	—	—	—		—	—
	2/2/2016	—		50,000	50,000	—		—	371,000
Michael Weening (8)	—	64,000	(1)	—	—	—		—	—
	—	64,000	(2)	—	—	—		—	—
	6/27/2016	—		—	—	380,000	(5)	6.38	1,249,098
John Colvin	—	112,363	(1)	—	—	—		—	—
	—	117,637	(2)	—	—	—		—	—
	2/2/2016	—		50,000	50,000	—		—	371,000
Andy Lockhart (7)	—	88,140	(1)	—	—	—		—	—
	—	122,040	(2)	—	—	—		—	—
	2/2/2016	—		50,000	50,000	—		—	371,000

(1)
These amounts represent possible payouts if the incentive plan performance goals are achieved at target level under our cash incentive plan for 2016, which does not provide for threshold or maximum levels. Actual payouts for these plan-based awards are disclosed above in the Summary Compensation Table and under “Cash Incentive Compensation.”

(2)	These amounts represent possible payouts under our sales-based incentive plan at target levels. Our sales-based incentive plan does not provide for threshold or maximum levels.

(3)
Performance-based RSUs that vest based on the attainment of revenue of $458.8 million in 2016, with 50% vesting on the date the Compensation Committee certifies achievement of the performance goal and 25% vesting on each of the next two anniversaries of the certification of performance.

(4)
Amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. Grant date fair value of performance-based RSUs were calculated assuming 100% performance.

(5)
This amount represents Mr. Weening’s initial stock option award grant upon joining Calix in June 2017. This stock option grant vests over four years, with 25% of the common stock subject to the award vesting on the one-year anniversary of the grant date and 12 substantially equal quarterly installments thereafter, subject to Mr. Weening’s continued employment with the Company through the applicable vesting dates.

(6)
Mr. Weening commenced employment on June 27, 2016. Accordingly, the target amounts for the cash incentive plan and sales-based incentive plan opportunities for Mr. Weening have been pro-rated for the third and fourth quarters of the fiscal year. Mr. Weening’s target cash incentive plan and target sales-based incentive plan opportunities are each $128,000 on an annual basis, each representing 40% of his base salary.

(7)	Amounts shown for non-equity incentive plan awards for Mr. Lockhart were set in British pounds and were converted to US dollars using the average exchange rate of £1 to US$1.356.

Outstanding Equity Awards at December 31, 2016
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2016.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested as of December 31, 2016 ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Carl Russo	1/28/2014	87,500	32,500	(1)	8.18	1/28/2024
	2/21/2013	191,666	8,334	(1)	8.41	2/21/2023
	2/24/2011	100,000	—	(1)	19.75	2/24/2021
	1/28/2014									22,667	(4)	174,536
William Atkins	2/2/2016									50,000	(5)	385,000
	3/25/2014	212,500	87,500	(2)	8.61	3/25/2024
Michael Weening	6/27/2016	—	380,000	(3)	6.38	6/27/2026
John Colvin	2/2/2016									50,000	(5)	385,000
	7/22/2014	3,625	2,375	(1)	8.43	7/22/2024
	1/28/2014	7,291	2,709	(1)	8.18	1/28/2024
	7/23/2013	4,270	730	(1)	11.98	7/23/2023
	2/21/2013	19,166	834	(1)	8.41	2/21/2023
	2/23/2012	20,000	—	(1)	10.71	2/23/2022
	1/28/2014									1,667	(4)	12,836
	7/22/2014						1,500	(5)	11,500
	7/23/2013						1,250	(5)	9,625
Andy Lockhart	2/2/2016									25,000	(5)	192,500
	1/28/2014	8,541	—	(1)	8.18	1/28/2024
	2/21/2013	20,000	—	(1)	8.41	2/21/2023
	2/23/2012	40,000	—	(1)	10.71	2/23/2022
	5/16/2011	250,000	—		21.99	5/16/2021
	1/28/2014									1,667	(4)	12,836

(1)	This option grant vests on a monthly basis over a four-year period from the grant date, subject to the executive’s continued service through the applicable vesting date.

(2)
This option grant vests over four years, with 25% of the options subject to the award vesting on the one-year anniversary of the grant date and 36 substantially equal monthly installments thereafter, subject to the executive’s continued service through the applicable vesting date.

(3)
This option grant vests over four years, with 25% of the common stock subject to the award vesting on the one-year anniversary of the grant date and 12 substantially equal quarterly installments thereafter, subject to Mr. Weening’s continued employment with the Company through the applicable vesting dates.

(4)
Represents grants of performance stock units under our TSR program with a three-year measurement period from January 1, 2014 to December 31, 2016 as described above under “Equity-Based Incentives.” Attainment of the performance metrics was not achieved, and the performance stock units were canceled in February 2017 upon certification of non-performance by our Compensation Committee.

(5)
Represents grants of performance-based RSUs that vest based on the achievement of a certain 2016 revenue target as described above under “Equity-Based Incentives,” with 50% of the grant to vest upon certification by the Compensation Committee of such achievement, and the balance to vest over the subsequent two years in two equal annual installments, subject to the executive’s continued service through the applicable vesting date. Attainment of the performance metrics was determined and certified by the Compensation Committee of the Company’s Board of Directors on February 7, 2017.

(6)	Amounts calculated using a per share fair market value as of December 31, 2016 of $7.70, which was the closing market price of our common stock on that date.

Option Exercises and Stock Vested in 2016
The following table shows information regarding the vesting of RSU awards for each of the NEOs during the year ended December 31, 2016. None of our NEOs exercised stock options during 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Carl Russo	24,999	153,994
William Atkins	—	—
Michael Weening	—	—
John Colvin	4,499	31,214
Andy Lockhart	2,499	15,394
(1) Based on the closing trading price of the vested shares on the vesting date.

Potential Payments Upon Termination or Change of Control
Each of our NEOs is entitled to severance upon a termination without cause or a resignation for good reason under our CICSP. See the section above entitled “Change in Control and Severance Benefits” for more information regarding the benefits provided under our CICSP.
The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs, other than Mr. Lockhart, upon a termination of employment without cause or resignation for good reason apart from or in connection with a change in control if our NEO’s employment had terminated on December 31, 2016 or a change in control was consummated on December 31, 2016, as applicable, taking into account the named executive’s compensation as of that date.
For information with respect to the separation compensation and benefits pursuant to the separation agreements entered into with each of Messrs. Colvin, Lockhart and Atkins, please see “Separation Agreements” below.

	Involuntary Termination for Reasons Other Than Cause, Death or Disability, or Voluntary Termination for Good Reason
Executive Benefits and Payments upon Termination	60 Days Prior to or 12 Months Following a Change in Control ($)	Not in Connection With a Change in Control ($)
Carl Russo
Cash severance - 12 months of base salary	$500,000	$500,000
Cash severance - 12 months of target bonus	500,000	500,000
Prorated cash bonus	500,000	—
Value of accelerated vesting of equity awards (1)	—	—
Company-paid health care premiums - 12 months	16,709	16,709
Total	$1,516,709	$1,016,709
William Atkins
Cash severance - 12 months of base salary	$345,000	$345,000
Cash severance - 12 months of target bonus	172,500	172,500
Prorated cash bonus	172,000	—
Value of accelerated vesting of equity awards (1)	385,000	192,500
Company-paid health care premiums - 12 months	24,979	24,979
Total	$1,099,479	$734,979
Michael Weening
Cash severance - 12 months of base salary	$320,000	$320,000
Cash severance - 12 months of target bonus	128,000	128,000
Prorated cash bonus	128,000	—
Value of accelerated vesting of equity awards (1)	501,600	188,100
Company-paid health care premiums - 12 months (2)	3,710	3,710
Total	$1,081,310	$639,810
John Colvin
Cash severance - 6 months of base salary	$140,454	$140,454
Cash severance - 6 months of target bonus	56,182	56,182
Prorated cash bonus	112,363	—
Value of accelerated vesting of equity awards (1)	406,175	192,500
Company-paid health care premiums - 6 months	9,176	9,176
Total	$724,350	$398,312

(1)
Value of accelerated vesting of equity awards amounts were calculated based on a closing market price of $7.70 per share at December 31, 2016. Value associated with stock option grants for which the strike price is higher than the closing market price of $7.70 per share is reflected as zero.

(2)
Reflects value of employer payments with respect to a Canadian Pension Plan that is a tax-qualified defined contribution plan in which Calix employees in Canada (other than Quebec) participate. Payments under the Canadian Pension Plan are set in Canadian dollars and were converted to US dollars using an average exchange rate of CAD1.00 to US$0.760.

Separation Agreements
William Atkins
On March 31, 2017, Mr. Atkins gave notice of his resignation from Calix effective May 19, 2017. Mr. Atkins joined Calix in February 2014 as executive vice president and chief financial officer. In connection with Mr. Atkins’ resignation, we entered into a separation agreement with Mr. Atkins pursuant to which Mr. Atkins will receive the following severance benefits: (i) a lump sum cash payment of $345,000 representing 12 months of current base salary, (ii) a lump sum cash payment of $207,000 equal to Mr. Atkins’ current cash incentive plan opportunity at target, (iii) reimbursement of up to 12 months of health insurance premiums under COBRA (estimated total value of $24,979) and (iv) acceleration of vesting as to such equity awards as would have otherwise vested if Mr. Atkins remained employed for a period of 24 months following his employment termination date and agreed to customary covenants regarding confidential information, non-disparagement and a general release in favor of Calix. Under the separation agreement, Mr. Atkins will continue in his role as executive vice president and chief financial officer, and as Calix’s principal financial officer, and will provide transition services from March 31, 2017 through May 19, 2017. During this transition period, Mr. Atkins will continue to be paid his current annual base salary and accrued bonus for the fiscal quarter ended April 1, 2017, accrue paid vacation and be eligible for employee benefits plans.
John Colvin
Mr. Colvin’s employment with Calix ended effective January 6, 2017. Mr. Colvin joined Calix in March 2004 and served in various sales leadership roles, most recently as senior vice president of North American sales. In connection with Mr. Colvin’s departure, we entered into a separation agreement with Mr. Colvin pursuant to which Mr. Colvin received the following severance benefits: (i) a lump sum cash payment of $280,908 equal to 12 months of base salary, (ii) a lump sum cash payment of $56,182 equal to six months of Mr. Colvin’s cash incentive plan opportunity at target, (iii) a lump sum cash payment of $58,818 equal to six months of Mr. Colvin’s sales-based incentive plan opportunity at target, (iv) acceleration of vesting as to all of Mr. Colvin’s outstanding equity awards as of his employment termination date (estimated total value of $382,438 based on the closing share price on January 6, 2017), provided that vesting of any performance-based equity awards remain contingent upon the achievement of such performance criteria, and (v) reimbursement of up to six months of health insurance premiums under COBRA (estimated total value of $9,176), and agreed to other customary terms including execution of a release in our favor and compliance with confidentiality and restrictive covenants.
Andrew Lockhart
Mr. Lockhart’s employment with Calix ended effective December 29, 2016. Mr. Lockhart joined Calix in April 2011 as senior vice president of international sales, with overall responsibility for the development of Calix’s international business. In connection with Mr. Lockhart’s departure, we entered into a separation agreement with Mr. Lockhart pursuant to which Mr. Lockhart received the following severance benefits: (i) lump sum cash payments totaling $126,970 equal to six months of base salary (inclusive of three months of garden leave), (ii) a lump sum cash payment of $44,070 equal to six months of Mr. Lockhart’s cash incentive plan opportunity at target, (iii) a lump sum cash payment of $26,567 associated with certain statutory and customary payments under British labor laws, (iv) a lump sum cash payment of $21,162 in exchange for limited non-compete restrictions, (v) acceleration of vesting as to such equity awards as would have otherwise vested if Mr. Lockhart remained employed for a period of six months following his employment termination date, provided that vesting of any performance-based equity awards remain contingent upon the achievement of such performance criteria, (vi) continuation of healthcare coverage on the same basis as just prior to Mr. Lockhart’s employment termination date for a six month period (representing approximately $7,153 of value), and (vii) reimbursement of up to $2,034 in legal fees for legal representation related to the separation agreement, and agreed to certain customary terms including execution of a release in our favor, a limited non-compete, and compliance with confidentiality other restrictive covenants. The terms of Mr. Lockhart’s separation agreement are set in British pounds and converted to US dollars using an average exchange rate of £1 to US$1.356.
Limitation of Liability and Indemnification
Calix’s amended and restated certificate of incorporation contains provisions that limit the liability of Calix’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, Calix’s directors will not be personally liable to Calix or Calix’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Calix or Calix’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
Calix’s amended and restated certificate of incorporation and amended and restated bylaws provide that Calix is required to indemnify Calix’s directors and officers, in each case to the fullest extent permitted by Delaware law. Calix’s amended and restated bylaws also provide that Calix is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit Calix to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether Calix would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Calix has entered into and expects to continue to enter into agreements to indemnify Calix’s directors, executive officers and other employees as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Calix believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Calix also maintains directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in Calix’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against Calix’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Calix’s directors and officers, even though an action, if successful, might benefit Calix and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that Calix pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Calix’s directors, officers and controlling persons under the above provisions, or otherwise, Calix has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of Calix’s directors, officers or employees for which indemnification is sought, and Calix is not aware of any threatened litigation that may result in claims for indemnification.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units (a)		Weighted- Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	6,371,498	(2)	$10.15	(3)	1,967,589	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	6,371,498		$10.15		1,967,589

(1)
Includes our Amended and Restated 2002 Stock Plan, 2010 Equity Incentive Award Plan, and Amended and Restated Employee Stock Purchase Plan. Also includes 47,536 stock options assumed through our acquisitions of Optical Solutions, Inc. in 2006 and Occam Networks in 2011.

(2)
Includes 2,598,164 shares of common stock subject to RSUs that will entitle each holder the issuance of one share of common stock for each unit, 564,669 shares of common stock subject to performance restricted stock units, and 3,208,665 shares of common stock subject to stock options.

(3)	The weighted-average exercise price of outstanding options excludes RSUs and performance shares, which do not have an exercise price.

(4)
Includes 119,228 shares available for future issuance under the Amended and Restated Employee Stock Purchase Plan. The 2010 Equity Incentive Award Plan contains an “evergreen” provision under which the number of shares of common stock reserved for issuance under the plan will be increased on the first day of each fiscal year through 2020, equal to the least of (A) 666,666 shares, (B) 2% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Michael Flynn, Chair
Christopher Bowick
Don Listwin

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit Committee has reviewed and discussed with Calix management and KPMG LLP the audited consolidated financial statements of Calix contained in the Calix Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by AS No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Calix’s Annual Report on Form 10-K for its year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee
Michael Everett, Chair
Michael Matthews
Thomas Pardun

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Calix’s Board and Audit Committee have adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions that may be deemed “related person transactions” under the rules of the SEC. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Calix was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by Calix of a related person. For purposes of the policy, a “related person” is a director, officer or greater than 5% beneficial owner of Calix’s stock and their immediate family members.
Calix recognizes that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Management presents to the Audit Committee each proposed related person transaction, including all relevant facts and circumstances, and the Audit Committee reviews the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of Calix’s code of business conduct and ethics, and either approves or disapproves the related person transaction. Any related person transaction may be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. No director may participate in approval of a related person transaction for which he or she is a related person. As required under rules issued by the SEC, transactions that are determined to be directly or indirectly material to a related person are or will be disclosed in Calix’s proxy statements.
During fiscal year 2016, Calix has not participated in any transactions, nor are there any currently proposed transactions in which Calix will participate, where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials, or proxy statement and annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Calix stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Calix that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954 or (3) contact our Investor Relations department by telephone at (415) 445-3232. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker. In addition, Calix will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS
The fiscal year 2016 Annual Report to Stockholders, including our 2016 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our fiscal year 2016 Annual Report at www.proxyvote.com.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge in the “SEC Filings” section of our website at investor-relations.calix.com or at the SEC’s website at www.sec.gov. Upon written request by a Calix stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

By Order of the Board of Directors
/s/ William J. Atkins
William J. Atkins
Executive Vice President, Chief Financial Officer
April 4, 2017

Appendix A

CALIX, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF [ ], 2017)

A-i

A-ii

  CALIX, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Effective as of [____], 2017)
Section 1.     Establishment of the Plan.
The Calix, Inc. Amended and Restated Employee Stock Purchase Plan, as may be amended from time to time (the “Plan”), which amends and restates in its entirety the Calix, Inc. Amended and Restated Employee Stock Purchase Plan effective as of May 23, 2012, as amended, provides Eligible Employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.
Section 2.    Definitions.
(a)    “Board of Directors” or “Board” means the Board of Directors of the Company.
(b)    “Code” means the Internal Revenue Code of 1986, as amended.
(c)    “Company” means Calix, Inc., a Delaware corporation.
(d)    “Company Affiliate” means any company which is either the parent corporation of the Company (as determined in accordance with Section 424 of the Code) or a Subsidiary.
(e)    “Compensation” means the cash remuneration paid to a Participant during a Purchase Period that is reported on Form W-2 for federal income tax purposes (including salary deferrals to the Company’s 401(k) retirement savings plan and contributions to any Code Section 125 plan adopted by the Company). Compensation shall include incentive compensation, commissions, profit sharing payments and bonuses. Notwithstanding the foregoing, Compensation shall exclude overtime and shift differential payments and any special payments (e.g., moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale exchange or other disposition of any stock option and premiums for life and disability insurance).
(f)    “Date of Exercise” means the last trading day of each Purchase Period.
(g)    “Eligible Employee” means any Employee of a Participating Company (i) who is customarily employed for at least twenty (20) hours per week, (ii) who is customarily employed for more than five (5) months per calendar year, and (iii) who is an Employee at the commencement of a Purchase Period.
In the event an Eligible Employee fails to remain in the continuous employ of a Participating Company customarily for at least twenty (20) hours per week during a Purchase Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her; provided that a Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan during such leave of absence. Notwithstanding the preceding sentence, if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment for purposes of the Plan on the ninety‑first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant.
(h)    “Employee” means any person who renders services to a Participating Company in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any Board member of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Code Section 3401(c).
(i)    “Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:
(A)    If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;
(B)    If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or
(C)    If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Plan Administrator in good faith.
(j)    “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.
(k)    “Participating Company” means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.
(l)    “Plan Account” means the account established for each Participant pursuant to Section 8(a).
(m)    “Plan Administrator” means the committee appointed by the Board to administer the Plan pursuant to Section 4.
(n)    “Purchase Period” shall mean the period commencing on May 15, 2017 and ending on November 14, 2017 and the six month periods commencing on each May 15 and November 15 thereafter. The duration and timing of Purchase Periods may be changed by the Plan Administrator, in its sole discretion. In no event may a Purchase Period exceed twenty-seven (27) months in length.
(o)    “Purchase Price” means the price at which Participants may purchase Stock under Section 8 of the Plan, as determined pursuant to Section 6.
(p)    “Stock” means the common stock, par value $0.025, of the Company.
(q)    “Stock Administrator” means the Company’s Stock Administration Department or such other person(s) as may be retained by the Company to perform or otherwise be delegated some or all of the duties of the Stock Administrator under this Plan.
(r)    “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.
Section 3.    Shares Authorized.
The maximum aggregate number of shares which may be issued under the Plan shall be 7,300,000 shares of Stock (subject to adjustment as provided in Section 12 hereof), which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.
Section 4.    Administration.
(a)    Except as otherwise provided herein, the Plan shall be administered by the Board or by a committee (the “Plan Administrator”) appointed by the Board of Directors which shall consist of not less than two members of the Board. References in this Plan to the “Plan Administrator” shall mean the Board if no Plan Administrator has been appointed. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.
(b)    No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
(c)    All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.
(d)    At the discretion of the Plan Administrator, the Stock Administrator or such persons providing advice or assistance pursuant to Section 4(c), any elections, submission or filings made under the Plan by Eligible Employees and/or any statements or notices provided under the Plan to Eligible Employees in each case may be made electronically or through such “paperless” means as the Plan Administrator, the Stock Administrator or such persons may determine appropriate.
Section 5.    Eligibility and Participation.
(a)    Any person who qualifies or will qualify as an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan for such Purchase Period. An Eligible Employee may elect to participate by submitting the prescribed enrollment form. The enrollment form shall be filed with the Stock Administrator no later than the filing deadline imposed and communicated to Eligible Employees with respect to the Purchase Period for which such enrollment form is intended to be effective by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such enrollment form is intended to be effective. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1 to 15% of the Participant’s compensation.
(b)    By enrolling in the Plan, a Participant shall be deemed to have been granted an option on the first day of each Purchase Period for which he or she is enrolled to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the Purchase Period for which the Participation is enrolled. However, with respect to any Purchase Period, no Participant shall be eligible to purchase more than two thousand (2,000) shares of Stock provided that such amount shall not result in the limitations set forth in Section 13 being exceeded. Notwithstanding the foregoing, the Plan Administrator, or a committee appointed by the Plan Administrator, which committee may be comprised solely of employees of the Company, shall have the right to amend the limit set forth in this Section 5(b); provided, however, that in no event shall the limit exceed two thousand (2,000) shares of Stock per Purchase Period or the limitations set forth in Section 13.
(c)    Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant in a subsequent Purchase Period, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).
Section 6.    Purchase Price.
The Purchase Price for each share of Stock shall be the lesser of (a) eighty‑five percent (85%) of the Fair Market Value of such share on the first trading day of an applicable Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Date of Exercise for an applicable Purchase Period.
Section 7.    Employee Contributions.
A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period; provided, however, that, with respect to a Participant, the Company shall be entitled to discontinue payroll deductions for such Participant during a Purchase Period to the extent that the Company determines that the payroll deductions for such Participant during such Purchase Period will cause the Participant to exceed the limitations set forth in Sections 5 or 13; provided, further, that the Company will recommence payroll deductions for such Participant on the first day of the next Purchase Period to the extent the limitation set forth in Section 13 has not been exceeded. If a Participant desires to decrease the rate of payroll withholding during a Purchase Period, he or she may do so one time during a Purchase Period by submitting the prescribed percentage change form with the Stock Administrator. Such decrease will be effective no later than the first day of the second payroll period which begins following the receipt of the new percentage change form. If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage change form with the Stock Administrator on or before the date imposed and communicated to Eligible Employees by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such change is to be effective.

Section 8.    Plan Accounts; Purchase of Shares.
(a)    The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.
(b)    As of each Date of Exercise, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 8(c) and 13) shall be purchased from the Company with the funds in the Participant’s Plan Account. The number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to the enrollment form (which shall be uniform) between each Participant and the Company and subject to the conditions described therein (which may include, without limitation, restrictions on transferability of the shares of Stock so purchased).
(c)    In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be refunded to the Participant.
(d)    Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant’s Plan Account for the succeeding Purchase Period, without interest. Any amount remaining in the Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.
(e)    Unless otherwise determined by the Plan Administrator, As soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
Section 9.    Withdrawal from the Plan.
A Participant may elect to withdraw from participation under the Plan at any time up to seven (7) days prior to the last day of a Purchase Period by submitting the prescribed withdrawal form with the Stock Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 5.
Section 10.    Effect of Termination of Employment or Death.
(a)    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9. A transfer from one Participating Company to another shall not be treated as a termination of employment.
(b)    A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to the last day of a Purchase Period.
(c)    Such designation of beneficiary may be changed by the Participant at any time by submitting the prescribed designation of beneficiary change form with the Stock Administrator. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 11.    Rights Not Transferable.
The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by will or the laws of descent and distribution, and during the Participant’s lifetime, purchase rights in the Plan shall be exercisable only by the Participant. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9.
Section 12.    Recapitalization, Etc.
(a)    The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company.
(b)    In the event of a dissolution or liquidation of the Company, this Plan shall terminate, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.
(c)    In the event of a sale of all or substantially all of the assets of the Company, an acquisition of the Company or the merger of the Company with or into another corporation, each outstanding Purchase Period shall be assumed or an equivalent Purchase Period substituted by the successor corporation or acquiror or a Parent or Subsidiary of the successor corporation or acquiror. In the event that the successor corporation or acquirer refuses to assume or substitute for the Purchase Period, the Purchase Period shall be shortened by setting a new Date of Exercise (the “New Exercise Date”). The New Exercise Date shall be before the date of the applicable transaction. The Company shall notify each Participant in writing at least five (5) days prior to the New Exercise Date, that the Date of Exercise for the Purchase Period has been changed to the New Exercise Date and that the purchase shall automatically occur on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period pursuant to Section 9.
(d)    The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation, reorganization or other corporate transaction.
Section 13.    Limitation on Stock Ownership.
Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Company Affiliates would accrue at a rate which exceeds twenty‑five thousand dollars ($25,000) of Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.
Section 14.    No Rights as an Employee.
Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.
Section 15.    Rights as a Stockholder.
A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance to the brokerage account designated by the Plan Administrator the shares of Stock issued pursuant to the Plan.
Section 16.    Use of Funds.
All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 17.    Amendment or Termination of the Plan.
Except as otherwise provided herein, the Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules. The Plan shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.
Section 18.    Governing Law.
The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.
Section 19.    Stockholder Approval.
No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Company; and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Stock issuable under the Plan on a Form S‑8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Stock is listed for trading and all other applicable requirements established by law or regulation. Such stockholder approval shall be prior to the earlier to occur of: (a) the first Date of Exercise of the Plan and (b) the twelve (12) month anniversary of the adoption of the Plan, provided, however, that such approval may not occur prior to twelve (12) months before the adoption of the Plan. In the event the Plan shall not have been approved by the stockholders of the Company prior to the first Date of Exercise of the Plan, the Plan shall terminate and all purchase rights granted under the Plan shall be canceled and become null and void.

Section 20.    Equal Rights and Privileges.
All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 and the Treasury regulations and other guidance promulgated thereunder will, without further act or amendment by the Company, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or such Treasury regulations or guidance.
*****
To record the adoption of this Plan, the Company has caused its authorized officer to execute the same this ____ day of __________, 2017.
Calix, Inc.

By:
Its:

Appendix B

CALIX, INC.

2017 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF [ ], 2017)

B-i

ARTICLE I. PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN		B-1
1.1	PURPOSE AND SCOPE	B-1
ARTICLE II. DEFINITIONS		B-1
ARTICLE III. PARTICIPATION		B-2
3.1	ELIGIBILITY	B-2
3.2	ELECTION TO PARTICIPATE; PAYROLL DEDUCTIONS	B-3
3.3	LEAVE OF ABSENCE	B-3
ARTICLE IV. PURCHASE OF SHARES		B-3
4.1	GRANT OF OPTION; AUTOMATIC EXERCISE	B-3
4.2	RESTRICTED SHARES	B-3
4.3	SHARE ISSUANCE	B-3
4.4	TRANSFERABILITY	B-3
4.5	LIMITATION ON THE PURCHASE OF SHARES	B-3
ARTICLE V. PROVISIONS RELATING TO COMMON STOCK		B-4
5.1	COMMON STOCK RESERVED	B-4
5.2	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE	B-4
5.3	INSUFFICIENT SHARES	B-4
5.4	RIGHTS AS STOCKHOLDERS	B-4
ARTICLE VI. TERMINATION OF PARTICIPATION		B-5
6.1	CESSATIONOF CONTRIBUTIONS; VOLUNTARY WITHDRAWAL	B-5
6.2	TERMINATION OF ELIGIBILITY	B-5
ARTICLE VII. GENERAL PROVISIONS		B-5
7.1	ADMINISTRATION	B-5
7.2	DESIGNATION OF PARTICIPATING SUBSIDIARIES	B-6
7.3	ACCOUNTS	B-6
7.4	NO RIGHT TO EMPLOYMENT	B-6
7.5	AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN	B-6
7.6	USE OF FUNDS; NO INTEREST PAID	B-6
7.7	EFFECT UPON OTHER PLANS	B-7
7.8	CONFORMITY TO SECURITIES LAWS	B-7
7.9	TAX WITHHOLDING	B-7
7.10	GOVERNING LAW	B-7
7.11	NOTICES	B-7
7.12	CONDITIONS TO ISSUANCE OF SHARES	B-7
7.13	SECTION 409A	B-7

B-ii

CALIX, INC.
2017 NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1Purpose and Scope. The purpose of the Calix, Inc. 2017 Nonqualified Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to assist employees of Calix, Inc., a Delaware corporation (the “Company”) and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ARTICLE II.
DEFINITIONS
2.1“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2“Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.3“Affiliate” shall mean the Company and any Parent or Subsidiary.
2.4“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee described in Article 7 hereof.
2.6“Common Stock” shall mean common stock, par value $0.025, of the Company.
2.7“Compensation” of an Employee shall mean the regular straight-time earnings, base salary, commissions, vacation pay, holiday pay, jury duty pay, funeral leave pay or military pay paid to the Employee from the Company or any Participating Subsidiary or any Affiliate on each Payday as compensation for services to the Company or any Participating Subsidiary or any Affiliate before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company, any Participating Subsidiary or any Affiliate, but excluding overtime, shift differential payments, bonuses (e.g., quarterly or annual bonuses or other corporate bonuses), one-time bonuses (e.g., retention or sign-on bonuses), fringe benefits (including, without limitation, employer gifts), education or tuition reimbursements, imputed income arising under any Company, Participating Subsidiary or Affiliate group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company, any Participating Subsidiary or any Affiliate for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.8“Effective Date” shall mean the date on which the Plan is initially approved by the Company’s stockholders.
2.9“Eligible Employee” means an Employee of the Company or any Participating Subsidiary (i) who is customarily employed for at least twenty (20) hours per week and (ii) who is customarily employed for more than five (5) months per calendar year; but excluding (a) the Company’s Chief Executive Officer, (b) each Employee who reports directly to the Company’s Chief Executive Officer, (c) each Employee at the Vice President level and above, and (d) each other senior management Employee as identified in writing by the Administrator as being ineligible for the Plan.
2.10“Employee” shall mean any person who renders services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Participating Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.
2.11“Enrollment Date” shall mean the first date of each Offering Period.
2.12“Exercise Date” shall mean the last trading day of each Offering Period, except as provided in Section 5.2 hereof.
2.13“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.15“New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.
2.16 “Offering Period” shall mean, unless otherwise determined by the Administrator, each approximately six (6)-month period during the term of the Plan (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31.
2.17“Option” shall mean the right to purchase Shares pursuant to the Plan during each Offering Period.
2.18“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.19“Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.20“Participating Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan in accordance with Section 7.2 hereof, in each case, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.
2.21“Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Participating Subsidiary.
2.22“Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.23“Share” shall mean a share of Common Stock.
2.24“Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.
2.25“Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.
ARTICLE III.
PARTICIPATION
3.1Eligibility. Any Eligible Employee who shall be employed by the Company or a Participating Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof.
3.2Election to Participate; Payroll Deductions
(a)Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of the Enrollment Date of the applicable Offering Period may elect to participate in such Offering Period and the Plan by delivering to the Company an enrollment form for the Plan designating payroll deduction authorization by such date specified by the Company.
(b)Payroll deductions with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday during the applicable Offering Period, but not more than twenty-five percent (25%) of the Participant’s Compensation as of each Payday during the applicable Offering Period and (ii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount (as determined by the Administrator). Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)Following at least one (1) payroll deduction, a Participant may decrease (to as low as 0%) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten (10) calendar days’ prior written or electronic notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)Notwithstanding the foregoing, upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the Offering Period that commences immediately following the completion of such Offering Period at the same payroll deduction percentage or fixed amount as in effect at the completion of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1 hereof, or unless such Participant becomes ineligible for participation in the Plan.
3.3Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Participating Subsidiary that employs such individual immediately prior to such leave.
ARTICLE IV.
PURCHASE OF SHARES
4.1Grant of Option; Automatic Exercise. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. On the Exercise Date for such Offering Period, the Option will be automatically exercised to (a) purchase that number of Shares calculated by dividing (i) such Participant’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (ii) the Fair Market Value of a Share on such Exercise Date (the “Purchased Shares”) and (b) acquire a number of Shares equal to the Purchased Shares that are subject to a risk of forfeiture (the “Restricted Shares”). The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee.
4.2Restricted Shares. The risk of forfeiture on the Restricted Shares shall automatically lapse on the first anniversary of the Exercise Date, subject to the Participant continuing to be an Employee through such date.
4.3Share Issuance. As soon as practicable following the applicable Exercise Date (but in no event more than thirty (30) days thereafter), the Purchased Shares and Restricted Shares shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
4.4Transferability.
(a)An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
(b)Unless otherwise determined by the Administrator, no Shares issued upon exercise of an Option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant until the first anniversary of the Exercise Date upon which such Shares were purchased. Notwithstanding the foregoing, in the event a Participant ceases to be an Employee prior to the first anniversary of the Exercise Date upon which Shares were purchased, the Restricted Shares acquired on such Exercise Date shall be forfeited for no consideration, and the transfer restrictions applicable to the Purchased Shares purchased on such Exercise Date shall immediately lapse.
4.5Limitations on the Purchase of Shares. Notwithstanding any provision in the Plan to the contrary, no more than an aggregate of five hundred thousand (500,000) Shares (the “Offering Period Share Limit”) shall be purchased by one or more Participants on any Exercise Date. In addition, the Company shall not be required to recognize as an expense more than an aggregate of three million dollars ($3,000,000)

in respect of the Options granted in any Offering Period (together with the Offering Period Share Limit, the “Offering Period Limits”). Prior to the commencement of an Offering Period, the Administrator may provide for a limit on individual contributions or a maximum number of Shares a Participant may acquire in such Offering Period and any such limit or maximum shall be deemed to constitute an Offering Period Limit hereunder. In the event the Company determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed one or both of the Offering Period Limits, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date. For the avoidance of doubt, any such pro rata allocation shall be applied to an equal extent between Purchased Shares and Restricted Shares.
ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK
5.1Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of Shares that shall be made available for sale under the Plan shall be one million (1,000,000) Shares. Shares made available for sale under the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan.
5.2Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under an Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Option is not assumed or substituted, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Periods as provided in Section 6.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one (1) lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4Rights as Stockholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of his or her Option. Notwithstanding the foregoing, in the event a dividend is paid in respect of Restricted Shares, such dividend shall not be paid to the Participant holding such Restricted Shares unless and until the risk of forfeiture thereon lapses.

ARTICLE VI.
TERMINATION OF PARTICIPATION
6.1Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written or electronic notice of such election (a “Withdrawal Election”) to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) subject to Section 6.2 below, exercise the Option for the maximum number of whole Shares on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. As soon as practicable following the Company’s receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase Shares under the Plan shall terminate.
(b)A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during such Offering Period.
6.2Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto as set forth in an applicable beneficiary designation form (or, if there is no such applicable form, pursuant to applicable law), within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII.
GENERAL PROVISIONS
7.1Administration.
(a)The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
i.To establish and terminate Offering Periods;
ii.To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
iii.To select Participating Subsidiaries in accordance with Section 7.2 hereof; and
iv.To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d)The Administrator may adopt sub-plans applicable to particular Participating Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.
7.2Designation of Participating Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Participating Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3Accounts. Individual accounts shall be maintained for each Participant in the Plan.
7.4No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5Amendment, Suspension and Termination of the Plan
(a)Subject to Section 7.5(b), the Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of Shares subject to the Plan or in any other manner that requires the approval of the Company’s stockholders under applicable law or applicable stock exchange rules or regulations. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. For the avoidance of doubt, without the approval of the Company’s stockholders and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the terms of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan.
(b)No Option granted under the Plan shall be exercised, and no Shares shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Company; and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the Shares issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Shares are listed for trading and all other applicable requirements established by law or regulation. Such stockholder approval shall be prior to the earlier to occur of: (a) the first Exercise Date of the Plan and (b) the twelve (12) month anniversary of the adoption of the Plan by the Board, provided, however, that such approval may not occur prior to twelve (12) months before the adoption of the Plan by the Board. In the event the Plan shall not have been approved by the stockholders of the Company prior to the first Exercise Date of the Plan, the Plan shall terminate and all Options granted under the Plan shall be canceled and become null and void.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
ii.allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(d)Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.8Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.9Tax Withholding. The Company or any Participating Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold or have surrendered, or allow a Participant to elect to have the Company withhold or surrender, Restricted Shares for which the risk of forfeiture has lapsed. Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall also have the authority and right to initiate, or permit a Participant to initiate, a broker-assisted sell-to-cover transaction whereby Shares are sold by such broker and the proceeds of such sale are remitted to the Company to satisfy tax withholding obligations.
7.10Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
7.11Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).
7.12Conditions To Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.
(b)All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.
(c)The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.13Section 409A. Neither the Plan nor any Option granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option may be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
*****
To record the adoption of this Plan, the Company has caused its authorized officer to execute the same this ____ day of __________, 2017.
Calix, Inc.

By:
Its:

Appendix C

Calix, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended				Year Ended
	March 26, 2016	June 25, 2016	September 24, 2016	December 31, 2016	December 31, 2016
GAAP operating income (loss)	$(10,738)	$(5,881)	$735	$(12,235)	$(28,119)
Adjustments to reconcile GAAP operating income (loss) to non-GAAP operating income (loss):
Stock-based compensation	2,721	2,968	4,677	3,919	14,285
Amortization of intangible assets	3,364	814	813	814	5,805
Occam-related litigation expenses	3,648	2,861	(78)	—	6,431
Non-GAAP operating income (loss)	$(1,005)	$762	$6,147	$(7,502)	$(1,598)
Use of Non-GAAP Financial Information
Calix uses certain non-GAAP financial measures to supplement its consolidated financial statements, which are presented in accordance with GAAP. In this proxy statement, Calix has presented a non-GAAP operating income (loss). This non-GAAP measure is provided to enhance the reader’s understanding of Calix’s operating performance and use of the measure in our executive cash bonus plan as the measure primarily excludes certain non-cash charges for stock-based compensation, amortization of intangible assets, and non-recurring litigation-related costs, which Calix believes are not indicative of its core operating results. Management believes that the non-GAAP measure used in this proxy statement provides investors with important perspectives into our ongoing business performance, and management uses this non-GAAP measure to evaluate financial results and to establish operational goals, including as a measure in our executive cash bonus plan. The presentation of this non-GAAP measure is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with the comparable GAAP measure. A reconciliation of the non-GAAP measure to the most directly comparable GAAP measure is provided above. The non-GAAP financial measures used by Calix may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix

CALIX, INC.
1035 N. MCDOWELL BLVD.
PETALUMA, CA 94954

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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E23768-P89445	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CALIX, INC.

	For All	Withhold All	For All Except
1. Election of Directors **Nominees:** 01) Kevin DeNuccio 02) Michael Matthews	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval of the Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
3. Approval of the 2017 Nonqualified Employee Stock Purchase plan.	☐	☐	☐
4. Approval, on a non-binding, advisory basis, of the compensation of Calix's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Approval, on a non-binding, advisory basis, of the frequency of future advisory votes to approve the compensation of Calix's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E23769-P89445

CALIX, INC.
Annual Meeting of Stockholders
May 17, 2017 9:00 AM PDT
This proxy is solicited by the Board of Directors

I appoint Carl Russo and William Atkins and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and authorize them to represent and vote, as provided on the other side, all the shares of Calix, Inc. Common Stock which I am entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders of Calix, Inc. to be held on May 17, 2017 or at any adjournment or postponement of that meeting, with all powers which I would possess if present at the Meeting. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1